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                          ARENA FOOTBALL LEAGUE, INC




                                "BY-LAWS"


                            AS REVISED 1/7/97

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[LOGO]                  ARENA FOOTBALL LEAGUE, INC.
                       75 E. WACKER DRIVE, SUITE 400
                         CHICAGO, ILLINOIS 60601
                  PHONE: (312) 332-5510 FAX: (312) 332-5540
                   WEB SITE ADDRESS: www.arenafootball.com


                        FINAL REVISION OF AFL BY-LAWS

     To:     All Members of the Arena Football League Board of Directors
     From:   Ronald J. Kurpiers II, President & General Counsel
     Date:   January 20, 1997
     Memo:   Board of Directors Memo # 29.97
     File:   a:AFLI\MEMO\BOARD MEMO29.97
     pages:  one (1) page

     RE:  Final Revisions of the AFL By-Laws

     To All Board of Directors:

          Enclosed you will find the final revision of the AFL By-Laws that has been approved by the AFL Legal & By-Laws Committee. This latest revision has taken into consideration everyone's suggested changes and modifications. It also includes the By-Laws we have changed along the way such as the addition of coaches to the Board, the change of the application fee to $25,000.00, etc.
          Please review these changes carefully. The changes by the Committee are underlined to aid you in seeing what was changed. This revision replaces the copy distributed at the meetings in Nashville, TN back in November. These final revisions will be presented for a vote at our Spring meeting in Anaheim in February 13-15, 1997. Any questions please give me a call.

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                          ARENA FOOTBALL LEAGUE, INC




                                "BY-LAWS"


                            AS REVISED 1/7/97

                           ARENA FOOTBALL LEAGUE, INC.

                                   "BY-LAWS"

                                 AS REVISED 1/7/97

--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS


Article I:     Name and Corporate Status                                  1

Article II:    Purpose and Objectives                                     1

Article III:   Board of Directors                                         1

Article IV:    Office of the Commissioner                                 4

Article V:     Relocation and Transfer of Existing Memberships            7

Article VI:    Obligations of Membership                                 11

Article VII:   Withdrawal of Membership                                  12

Article VIII:  Suspension/Termination of Ownership of Membership         12

Article IX:    Competition                                               14

Article X:     General Violations, Prohibitions, Fines & Violations      15

Article XI:    Broadcasting and Television                               18

Article XII:   Merchandising, Licensing and Trademarks                   18

Article XIII:  Miscellaneous                                             19

Article XIV:   Amendments                                                19

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                        ARTICLE I: NAME AND CORPORATE STATUS


     Arena Football League, Inc. (hereinafter referred to as "AFLI") is a Delaware corporation doing business under the name of the Arena Football League (hereinafter referred to as "the AFL"). Each Member in the AFL owns an equal percentage of AFLI which has been organized under SECTION 501(c)(6) of the Internal Revenue Code. The AFL is supported on an annual basis by means of [illegible] assessments to each of its Members and it is not operated to produce a profit.


                        ARTICLE II: PURPOSE AND OBJECTIVES


SECTION 1 - DEFINITIONS
     A. As used in these By-laws the term "On-Going Basis" shall mean: "the uninterrupted continuation of team business/operations and the fielding of a team for all scheduled Arena Football League games".
     B. As used in these By-laws the term "Majority Vote" shall mean: "all votes are calculated on the basis of present voting members. Abstentions have no affect on calculation of votes. A majority is more than half of the votes cast by legal voters".
     C.  As used in these By-laws the term "Two--Thirds Vote" shall mean:
"all votes are calculated on the basis of present voting members. Abstentions have no affect on calculation of votes. There must be at least two-thirds of the present voting members in the affirmative for adoption".
     D. As used in these By-laws the term "Majority of Directors" shall mean: "the majority of Directors present at the time of the vote. Abstentions have no affect on calculation of votes".
     E.  As used in these By-laws the term "Days" shall mean: "business days".
     F. As used in these By-laws the term "Unanimous Vote" shall mean: "a vote in which no present voting member votes contrary to the others, even if only a few of the others vote".

     The AFL is organized to operate a league of professional indoor football teams (hereinafter referred to as the "Teams") under an exclusive license that has been granted to AFLI by Gridiron Enterprises, Inc. with regard to the United States, Canada and Mexico. Each such Team must be owned and operated by an individual, a partnership, a corporate entity, or some other type of business enterprise (hereinafter referred to as a "Member of the AFL"). Furthermore, as set forth in ARTICLE X, SECTION 1(A) herein, no Member and/or any person or entity that has any ownership interest in a Member is allowed to directly or indirectly own stock in and/or have any direct or indirect financial interest in any other AFL Member or Team.

     Each Member of the AFL must organize and operate a Team in the AFL on an ongoing basis. In this regard, a Member which can not and/or which does not operate its Team on an ongoing basis will automatically forfeit its AFL membership and its AFL Team.

     These "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book", and such other rules and regulations that the AFL may enact from time-to-time constitute a contract among the Members of the AFL. In this regard, the AFL and each of its Members will be governed by these "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book", and any other rules and/or regulations that the AFL may adopt and as those may be amended, modified, added to or deleted from at any time in the future. In addition, the AFL and each of its Members will be governed by the license granted to AFLI by Gridiron Enterprises, Inc.

     Any revenue that the AFL receives for its own benefit and/or for the benefit of its Members will be deemed to be the property of the AFL and not the Members. The AFL's Board of Directors may divide any such revenue and transfer it to ANY AND/OR all of the Members; provided, however, that if the Executive Committee of the AFL's Board of Directors determines, via a majority vote, that an "emergency situation" exists with regard to the ownership and/or operation of a Member or Team, with regard to the attachment or "freezing" of any stock or assets of a Member or Team, and/or with regard to the Member's ability to continue operating its Team, then the Commissioner may exclude that Member from its share of any such AFL funds. Under no circumstances may a Member's "Letter-of-Credit" be drawn without a majority vote of the AFL's Executive Committee. Any such funds that would have been transferred had an "emergency situation" not existed will remain in the AFL's general operating account under the control of the CFO and the CFO under the supervision of the Commissioner will transfer such funds to the Member only when the Board of Directors has determined that the aforementioned
"emergency situation" no longer exists.

                        ARTICLE III: BOARD OF DIRECTORS

SECTION 1 - COMPOSITION OF THE BOARD
     (A) The Members will oversee the affairs of the AFL through a Board of Directors (hereinafter referred to as "the Board"). Each Member will appoint one representative (hereinafter referred to as "the Director") to the Board and each such Director will have the right to exercise one (1) vote on all matters that are voted upon by the Board. In addition, each Member will also appoint one (1) alternate representative (hereinafter referred to as "the Alternate Director") to the Board and, in the absence of the Member's Director, this Alternate Director will have the right to exercise one (1) vote on all matters that are voted upon by the Board.

     In addition to the above, Gridiron Enterprises, Inc., the owner of the applicable patent regarding the game of Arena Football, will also appoint one
(1) Director to the Board and one (1) Alternate Director to the Board. Gridiron's Director will have the right to exercise one (1) vote on all matters that are voted upon by


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the Board and, in the absence of Gridiron's Director, Gridiron's Alternate
Director will have the right to exercise one (1) vote on all matters that are voted upon by the Board.

     THE COMMISSIONER AND THE PRESIDENT OF THE AFLI WILL ALSO BE DIRECTORS OF THE BOARD, DESIGNATED AS AN "EX OFFICIO DIRECTORS" and the Commissioner will be required to exercise one (1) vote whenever the Board is otherwise deadlocked in a tie vote. IN THE ABSENCE OF THE COMMISSIONER THE AFLI PRESIDENT SHALL CAST THIS VOTE. NEITHER THE COMMISSIONER NOR THE AFLI PRESIDENT, HOWEVER, WILL BE ALLOWED TO APPOINT AN ALTERNATE DIRECTOR.

     (B) Unless otherwise noted herein, all actions of the Board will require a simple majority of all of the Directors voting on a matter at a meeting for which a quorum was established at the start of the meeting and the Board will be empowered to conduct meetings and to transact business so long as there was such a quorum present at the start of the meeting. See
ARTICLE III, SECTION 2 herein. A Director's absence and/or a Director's vote to abstain will be counted as a "non-vote" on the issue being considered and, as such, an absence and/or abstention vote will not be counted in determining whether a majority has voted in favor of or against any issue.

     (C) A Member's presence at any meeting of the Board may be accomplished by means of the personal appearance of its Director or Alternate Director or by the proper assignment of its proxy to another Director or Alternate Director per ARTICLE III, SECTION 1(G) herein. Except as otherwise noted herein, the Board may conduct meetings and transact business by means of meetings in person or by means of telephone conference calls.

     (D) Within sixty (60) days after a new membership has been established, the new Member must submit to the LEAGUE OFFICE in writing, the name of the person who will serve as its Director and the name of the person who will serve as its Alternate Director for the following year. This must be done via the Member's submission to the LEAGUE OFFICE, of an "Arena Football League Information Form", a copy of which is appended hereto to as APPENDIX I and incorporated herein by reference. In addition, each Member must notify the LEAGUE OFFICE, in writing, within forty-eight (48) hours of the resignation or removal of its Director or Alternate Director, and must, at that same time, notify the LEAGUE OFFICE, of the replacement for same. The resignation or removal of a Director or Alternate Director and the appointment of the replacement will be deemed to be effective upon the LEAGUE OFFICE, receipt of the written notice regarding same.

     Each Member may replace its respective Director and/or its respective Alternate Director at will, at any time, and for any or no reason. However, a Member may only replace its Director and/or Alternate Director by filing a revised "Arena Football League Information Form" (See APPENDIX I) with the LEAGUE OFFICE. The replacement will be effective upon the LEAGUE OFFICE'S receipt of the "Arena Football League Information Form".

     At a minimum, either the Director or the Alternate Director must be a shareholder, a partner, or an executive-level employee of the appointing Member. In the absence of any evidence to the contrary, it will be presumed that the majority owner of the Member has the authority and power to appoint its Director and Alternate Director. However, no AFL player, AFL coach, or agent for an AFL player or an AFL coach may be a Director, Alternate
Director or proxy thereof unless (s)he is also the majority shareholder of the team. Except that any person who is a full time employee in the position of a team executive may be an Alternate Director, without regard to any other job or function performed by that person. In addition, any person serving as a Director, Alternate Director, or proxy thereof will be prohibited from being an AFL player or an AFL coach for two (2) years from the date (s)he last held the position of Director, Alternate Director, or proxy thereof.
Notwithstanding anything to the contrary that is set forth in this subsection, any AFL coach who was designated as an Alternate Director prior to September 1, 1994 may remain in that position so long as his Member chooses to retain him in same.

     Each Director and Alternate Director will hold office until his/her term expires or until his/her resignation or removal by the appointing Member. If, however, any Member of the AFL withdraws from or is expelled from the AFL, then the term of that Member's Director and Alternate Director will automatically terminate at the time of the withdrawal/expulsion.

     (E) Each Member's Director will be allowed to attend and participate in all meetings of the Board and will have their right to exercise one (1) vote on all matters that are voted upon by the Board at same. In addition, each Member's Alternate Director will be allowed to attend and participate in all meetings of the Board but such an Alternate Director will only be allowed to exercise the Member's vote in the absence of the Director.

     (F) Only a Member's Director and Alternate Director have the right to attend meetings of the Board. No other person may attend such meetings as a representative of the Member unless (s)he has expressly been authorized to do so, in advance and in writing, by the Commissioner. The Commissioner must notify the full Board at the start of the meeting whenever anyone other than a Director and/or Alternate Director has been authorized to attend a meeting of the Board.

     (G) In the absence of both a Member's Director and Alternate Director at a face-to-face meeting of the Board, a Member will be entitled to vote by proxy only if:

          1. the proxy is in writing and it is given to another voting Director or voting Alternate Director;
          2. the validity of the proxy is limited to the one (1) meeting for which it is granted; and
          3. a copy of the proxy has been provided to the LEAGUE OFFICE; and the Commissioner or his designee has informed the Board of


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                   the proxy prior to the proxy casting any vote.

     In the absence of both a Member's Director and Alternate Director at a meeting of the Board via a "Conference Call", a Member will be entitled to vote by proxy only if:

     1. the proxy is announced at the outset of the "Conference Call" or at the time that a Director and/or Alternate Director is leaving same; and
     2. the validity of the proxy is limited to the one (1) "Conference Call" or to the balance of the "Conference Call" for which it is granted.

     Notwithstanding the above, no voting via a proxy will be permitted in considering an application for membership or relocation; an application for the sale, transfer, assignment or termination of a Member; or the dissolution of the AFL. Only those Members who are directly represented by a Director or Alternate Director will be allowed to vote concerning an application for membership or relocation, an application for the sale, transfer, assignment or termination of a Member, or the dissolution of the AFL.

     (H) As used in the remainder of these By-Laws, the term Director will mean the Director or Alternate Director who has been selected by the Member to vote at the meeting or on the issue in question. All such references will apply equally to the Director and the Alternate Director.

SECTION 2 - MEETINGS
     (A) The "Annual Meeting" of the AFL will be held within sixty (60) days after the AFL's "Championship Game" in a city to be selected by the Commissioner OR HIS DESIGNEE and/or by the AFL's Board of Directors. In the event that the Commissioner and the Board of Directors do not agree upon the location for the "Annual Meeting", the Board of Directors' selection will be designated as the site for same.

     (B) The Commissioner and/or at least three (3) members of the AFL's Executive Board may call a "Special Meeting" at any time and place and any such "Special Meeting" may take place via telephone conference call. In addition, the entity that has scheduled a "Special Meeting" must provide at least forty-eight (48) hours written notice to each Director prior to the start of such meeting. The date, time and/or place of any "Special Meeting" may be changed via a petition that is signed by two-thirds (2/3) of all the Members.

     (C) The LEAGUE OFFICE, must provide at least ten (10) days written notice to each Director prior to the "Annual Meeting".

     (D) The notice requirements for any meeting of the Board may only be waived by the unanimous vote of the entire Board.

     (E) The Commissioner must provide a written description of any item that is to be voted upon by the Board during an "Annual Meeting" to each Director at least ten (10) days prior to the start of the "Annual Meeting". Similarly, the entity that has scheduled a "Special Meeting" must provide a written description of any item that is to be voted upon by the Board during a "Special Meeting" to each Director at least forty-eight (48) hours prior to the start of the "Special Meeting".

     (F) One-half (1/2) of the Directors of those Members that are "in good standing" plus one (1) will constitute a quorum for all AFL meetings. A quorum, once established, can not be broken by the departure of any Directors.

     (G) At all Board meetings, each Member that is "in good standing" will be entitled to one (1) vote on all matters that are voted upon by the Board and this vote may only be cast by that Member's Director or Alternate Director or by a proxy which has been properly appointed per ARTICLE III,
SECTION 1(G) herein.

     (H) Robert's Rules of Order will govern all aspects of any Board meetings with regard to issues that are not addressed by these "By-Laws".

     (I) At all meetings of the Board where the Directors meet in person, no Director will be allowed to participate in the meeting via telephone.

     (J) The Commissioner may recess any meeting of the Board without the requirement of a further notice to reconvene.

SECTION 3 - CORPORATE OFFICERS
     (A) The Commissioner will serve as the Chief Executive Officer (CEO) of AFLI and serve as chair of all the meetings of the Board of Directors.
     (B) The President of AFLI will serve as the Chief Administrative Officer
(CAO) and will in the absence of the Commissioner, chair all of the meetings of the Board of Directors. The President shall manage the administration and operations of AFLI. The Commissioner shall oversee and supervise the activities of the President and may delegate to the President such duties, responsibilities and activities of the Commissioner as the Commissioner deems to be in the best interests of AFLI. The AFLI President will also be responsible for the care and custody of the official records and papers of the AFL. The AFLI President will also prepare and furnish such records as may be requested by the Commissioner, or the Board.
     (C) The Vice President of Budget & Finance will serve as the Chief Financial Officer (CFO) for the AFLI and in that capacity will oversee all of the financial operations of the AFL as authorized by the AFLI President. The CFO will be empowered to receive and to transmit all funds on behalf of the AFL and (s)he will prepare and present quarterly reports to the Board with regard to the fiscal status of the AFL and its Member Teams.
     (D) In addition to the officers noted above, the Commissioner or the AFLI President, as the Commissioner's designee, may also appoint one or more Vice President's, one or more Assistant Treasurers and one or more Assistant Secretary(ies).
     (E) At the conclusion of his/her tenure, or at the request of the Board, each corporate officer must, within twenty-four (24) hours of his/her departure within twenty-four (24) hours of receiving such a request from the Board

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deliver to his/her successor or to the Board, all of the AFL funds, records and property that are in his/her possession.
     (F) The Commissioner and AFLI President and the other corporate officers of the AFL will be indemnified by the AFL against any and all costs and expenses (including, but not necessarily limited to attorney's fees, judgments, fines, and/or any amounts paid in settlement) that are actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding to which they are made a party by reason of their being corporate officers of the AFL, except with regard to matters as to which a court of competent jurisdiction, in a proceeding to which they are a party, has adjudged that such indemnification is contrary to law or is against public policy, or unless (s)he or they are adjudged in such action, suit or proceeding to be liable for intentional gross misconduct in the performance of his/her duties as a corporate officer of the AFL. This right of indemnification will be in addition to and will not be deemed to be a substitution for any other rights to which the COMMISSIONER AND President and/or the other corporate officers may be entitled under applicable law.

SECTION 3 - EXECUTIVE BOARD
     (A) The Board will elect an Executive Board which will supervise the implementation of the directives of the Board and its execution by the Commissioner and the AFLI President. The Executive Board shall consist of six
(6) Directors chosen by the entire Board of Directors. The Executive Board shall meet on a bi-weekly basis or as deemed necessary to carry out the functions of the League office with the AFLI President and Commissioner to review the affairs of the AFL. It shall report to the Board once a month or sooner, if necessary. The Executive Board shall consist of the Chairman and five (5) Vice-Chairman who will serve on a succeeding basis. If a member of the Executive Board is no longer a Director of the Board, his/her term will be considered to be "vacant" immediately and a new Director will be elected to the Executive Board to fill the balance of the vacant term.
     The election method for all vacancies on the Executive Board will be as follows:
     (i) At a meeting of the AFL's Board of Directors, Directors and Alternate Directors may nominate candidates to fill any vacant term(s) on the Executive Board.
     (ii)    Each Member will vote for one (1) nominee for each vacant term; and

     (B) The Executive Board will regularly supervise and consult with the both the Commissioner and the AFLI and AFLP Presidents. They will oversee the daily operations of the League Office and will, as appropriate, make recommendations to the full Board on matters of major significance to the AFL.

     (C) If a member of the Executive Board dies, is incapacitated, resigns, is removed as a Director or is otherwise unable to serve his/her full term, a replacement will be elected by the Board for the balance of the member's term at the next meeting of the Board.

SECTION 4 - LITIGATION AGAINST A MEMBER
     Except as may be otherwise precluded by these "By-Laws", the AFL may only institute appropriate legal action(s) against a Member if a two-thirds (2/3) majority of the Board votes, in advance, to approve such action(s). A vote to consider such action(s) may only take place at a "Special Meeting" which has been properly announced for that express purpose per ARTICLE III
SECTION 2 herein.

     ARTICLE IV: Office of the Commissioner

SECTION 1 - HIRING/VESTING OF AUTHORITY OF COMMISSIONER
     (A) The Board of Directors will hire an individual to serve as the Commissioner of the AFL. The Commissioner's initial employment contract must be approved by an affirmative vote of two-thirds (2/3) of the Board. Once approved, however, the Commissioner's employment contract may extended by a TWO-THIRDS (2/3) vote of the Board of Directors.

     (B) Via the approval of the Commissioner's employment contract, the AFL and all of its Members automatically vest the Commissioner with the full power and authority to carry out the duties that are delegated to him/her via these "By-Laws". If the position of Commissioner remains vacant for more than thirty (30) days, the AFLI President will assume all of the powers and duties of the Commisssioner until a new Commissioner is appointed.

     (C) The Commissioner shall be the Chief Executive officer of the League and have general supervision of its business and affairs, including the hiring of League Office employees. The Commissioner may delegate any and all duties, responsibilities and activities of the Commissioner to the President of AFLI in the best interests of the AFL.

     (D) The AFLI President shall be the principal administrative officer of the AFL and have the general supervision of the business affair, administration and operation of the AFL office and all AFL employees.

SECTION 2 - POLICIES AND PROCEDURES
     The AFLI President as the Commissioner's designee, shall interpret and, from time-to-time, establish policies and procedures with respect to the provisions of the AFL's "By-Laws" and any enforcement thereof. Such interpretations of the AFLI President may be appealed to the Commissioner. The interpretations and/or rulings of the Commissioner can only be overruled via a three-fourths (3/4) majority vote of the AFL's Board of Directors.

SECTION 3 - INCURRING EXPENSES
     The Commissioner, the AFLI President and other corporate officers on behalf of the AFL, may incur any reasonable expenses which, in his/her discretion, are necessary to conduct and transact the business of the AFL; provided, however, that prior Board approval will be required for any expenditure over and above the "Annual League Office Budget" that has been approved by the Board. These expenses will include, but will not necessarily be limited to, the following: the leasing of office space; the hiring of League Office employees; and the engaging of other assistance or services.

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SECTION 4 - MANAGEMENT COMMITTEES
     The Commissioner will appoint appropriate Management Committees to assist him/her with regard to specific functions of the AFL. Each of these Management Committees will consist of five (5) or seven (7) members. These Management Committees will include, but will not necessarily be limited to, the following: the Administration & Finance Committee; the Expansion & Relocation Committee; the Legal & By-Laws Committee; the Marketing & Television Committee; the Rules & Competition Committee; and the Team Operations Committee.

SECTION 5 - LEGAL ACTIONS ON BEHALF OF THE AFL
     The Commissioner and the AFLI President, as the Commissioner's designee, are authorized at the expense of the AFL, to hire a legal counsel and to take or adopt appropriate legal action(s) or such other steps or procedures as
(s)he deems necessary and proper in the best interests of either the AFL or Arena Football, whenever any party or organization that is not a member of, employed by, or connected with the AFL or any member thereof, is guilty of any conduct that is detrimental either to the AFL, its member Teams or employees, or to Arena Football, provided, however, that an affirmative vote of two-thirds (2/3) of the Directors has approved, in advance, all such legal action(s)/defense(s).

SECTION 6 - WORKING AGREEMENTS WITH OTHER PROFESSIONAL FOOTBALL LEAGUES
     The Commissioner and the AFLI President, as the Commissioner's designee may negotiate working agreements with other leagues or professional football associations (such as the National Football League, the Canadian Football League, the World League of American Football, etc.) on behalf of the AFL, provided, however, that a majority of the Directors must approve all such working agreements that are entered into by the AFL before they are signed by the Commissioner or the AFLI President.

SECTION 7 - KEEPING OF ACCURATE AND CURRENT RECORDS
     The AFLI President, as supervised by the Commissioner, must ensure that complete and accurate records and accounts of all of the AFL's proceedings and business transactions are kept on a current basis. The AFLI President must draft "Minutes" of each meeting of the Board and must submit those "Minutes" to the AFL's Board of Directors within ten (10) days of each such meeting. The Board of Directors MUST APPROVE OR DISAPPROVE those "Minutes" at its next regularly-scheduled meeting. In addition to the above, the AFLI President must make a full and complete report of all of the AFL's business transactions during the preceding twelve (12) month period at each of the AFL's "Annual Meetings" and/or at the direction of the Board.

SECTION 8 - FINANCIAL ACCOUNTING OF AFL FUNDS
     The CFO under the supervision of the AFLI President as directed by the Commissioner must submit an accurate and detailed financial accounting of the AFL's exact financial condition, which such report must be compiled in accordance with generally accepted accounting principles, within thirty (30) days after the end of each operational quarter, and within sixty (60) days following the end of each operational year. The AFL's "operational year" will run from January 1st of each year through December 31st of the year. In addition, the CFO must, upon the request of the Board, submit additional financial reports with regard to the AFL's financial condition.

SECTION 9 - "OPERATIONS MANUAL"
     The AFLI President under the supervision of the Commissioner must maintain and, as necessary, update the "AFL Operations Manual", which will be reviewed and approved each year by the Board at its "Annual Meeting" in the absence of any such approval, the "AFL Operations Manual" that was previously approved by the Board will remain in full force and effect. The Board may also develop policies and procedures for inclusion in the "AFL Operations Manual" and the "AFL Operations Manual" may be amended, at anytime, by a two-thirds (2/3) majority vote of the Board.

SECTION 10 - "RULE BOOK"
     The AFLI President, under the direction and supervision of the Commissioner, must maintain and, as necessary, update the "AFL Rule Book", which will be reviewed and approved by the Board on or before February 15th of each year. In the absence of any such approval, the "AFL Rule Book" that was previously approved by the Board will remain in full force and effect. The Board may also develop policies and procedures for inclusion in the "AFL Rule Book" and the "AFL Rule Book" may be amended by a majority vote of the Board. The "AFL Rule Book" may only by amended during the period from April 15th through September 15th via a unanimous vote of the Board of Directors.

SECTION 11 - "ANNUAL OPERATING BUDGET"
     The CFO under the supervision of the AFLI President as directed by the Commissioner, will prepare a proposed "Annual Operating Budget" and will submit same to the Administration & Finance Committee at least fifteen (15) days before each "Annual Meeting". Thereafter, the Administration & Finance Committee will present the proposed "Annual Operations Budget", along with its findings and recommendations, to the entire Board at least ten (10) days prior to the "Annual Meeting".

     At the "Annual Meeting" of the AFL, the Board will review and, as it deems appropriate, amend the proposed "Annual Operating Budget". Thereafter, the Board will approve an "Annual Operating Budget" which will include, but which will not necessarily be limited to, the following items: the Commissioner's and the AFLI President's salary and expenses; the AFL employees' and consultants' salaries and expenses; other League Office expenses; and the fees for game officials and any other fees as may, from time to time, be incurred by the AFL in the normal course of its operations. In the absence of the Board approving a new "Annual Operating Budget" at the "Annual Meeting" of the AFL, the AFL will automatically adopt the same "Annual Operating Budget" that was in effect for the prior operational year.

SECTION 12 - OUTSIDE ACCOUNTANT
     The AFLI President at the direction of and under the supervision of the Commissioner will recommend to the Board an outside accountant for the AFL. A majority of the Directors must approve all such appointments and the method and amount of compensation for same.


5

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SECTION 13 - CONFIDENTIALITY
     All business conducted at all meetings of the Board will be deemed to be "confidential" unless the Commissioner or AFLI President determines that it is in the best interest of the AFL to publicly disseminate specific information concerning any item(s) that was/were discussed and/or decided upon at such meetings. The Commissioner or AFLI President will disseminate an "official press release" upon the conclusion of any "Annual Meeting" or "Special Meeting" of the Board unless the Board has voted, by a two-thirds (2/3) majority, not to issue such a release.

SECTION 14 - REGULAR SEASON SCHEDULING
     The Commissioner or the AFLI President as the Commissioner's designee, will oversee the preparation of the schedule of regular season games prepared by the Vice-President of Football Operations under the following terms and conditions:

     1. the Board will determine how to arrange the Teams in divisions, conferences, etc,;
     2. the Board will determine the number of games to be played by each Team and every Team must be scheduled for the same number of regular season games One-half (1/2) of each Team's games will be scheduled as "home" games and the other half will be scheduled as "away" games.
     3. the Board will determine the number of games that each Team will play in its respective division, including the number of times each Team will play each divisional opponent; and
     4. any Team's refusal or financial inability to play a scheduled game will render the offending Member subject to a fine of Two Hundred Fifty Thousand Dollars ($250,000), forfeiture of the game, and termination and/or suspension from the AFL per ARTICLE VIII, SECTION 1(H).

SECTION 15 - NUMBER OF GAMES
     The number of games to be played by each Team in an upcoming season will be the same as the number of games played by each Team during the previous season; provided, however, that the Board may change the number of regular season games by a TWO-THIRDS (2/3) vote at its "Annual Meeting".

SECTION 16 - PROTEST OF A REGULAR SEASON GAME
     (A) In order to protest the result of any regular season game and/or to question a player's eligibility for same a Team must notify the VICE PRESIDENT OF FOOTBALL OPERATIONS, in writing, within twenty-four (24) hours after the conclusion of said game, by facsimile, by telegram or by other electronic transmission, stating therein all of the grounds for the protest/question. However, no such protest/question may be filed in connection with any game that is played after 12:00 Midnight (CDT) on the day of the last game of the regular season.

     (B) A regular season game may be protested and/or a player's eligibility during a regular season game may be questioned only by a Member's Director or Alternate Director. In addition, the right to protest a game and/or to question a player's eligibility for same will be limited to those Teams that were involved in the game.

     (C) Each notice of protest and/or question of player eligibility must be immediately confirmed via written letter and each such letter-of-confirmation must be accompanied by a check in the amount of Ten Thousand Dollars ($10,000) payable to the AFL. If the Member filing the protest/question prevails in the protest, the $10,000 payment will be refunded and if the Member does not prevail in the protest, the $10,000 payment will be forfeited and retained by the AFL. The COMMISSIONER OR HIS DESIGNEE will decide as to whether a Member has/has not prevailed in a protest.

     (D) Upon receipt of a notice of protest and/or question of player eligibility, the COMMISSIONER will immediately notify the Member operating the opposing Team in the game. Thereafter, the COMMISSIONER will require both Members to file with the COMMISSIONER such evidence as (s)he deems to be relevant to the issuers involved in the protest/question.

     (E) Each Member that is protesting a game and/or that is questioning the eligibility of a player will have two (2) days AFTER THE SUBMISSION OF THE PROTEST to submit the requested evidence and the COMMISSIONER OR HIS DESIGNEE will decide the protest/question raised within twenty-four (24) hours of his/her receipt of such evidence.

     (F) The Commissioner's decision regarding all protested games and/or all questions of player eligibility will be final and binding upon both of the affected Teams and upon all of the other Teams in the AFL. Such a decision can only be appealed to the AFL's Executive Board and the AFL's Executive Board will be obligated to hear such an appeal only if at least one
(1) member of that committee who is not directly involved in the protested game recommends that such a review be undertaken. All such appeals to the Executive Board must be submitted, in writing, to the Chair of the Executive Board within twenty-four (24) hours of the Commissioner's decision regarding a protest/question. Thereafter, the Executive Board must render a decision within twenty-four (24) hours of its receipt of the written notice of appeal and the Executive Board can only overrule the decision of the Commissioner by a unanimous vote. No member of the Executive Board directly involved in the appeal of the Commissioner's decision regarding a protest may, under any circumstances, vote with regard to the Executive Board's review of same.

SECTION 17 - LEGAL ACTION AGAINST THE COMMISSIONER/AFL BY A MEMBER
     Any Member that initiates any lawsuit(s) and/or any other legal proceeding against the Commissioner, or any other corporate officer or employee either individually or in his/her official capacity, and/or against the AFL, any AFL Director, any AFL Alternate Director, or AFL Officer, and/or any Member, or any Member's employees, directors or officers for any claim or demand whatsoever arising out of or in connection with any decision or action of the


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                                       7
Commissioner, individually or in his/her official capacity, and/or of the AFL, any AFL Director, any AFL Alternate Director or any AFL Officer, and/or any Member, or any Member's employees, directors, or officers automatically agrees to pay the attorneys' fees, COSTS AND EXPENSES for all of the defendants in such lawsuit(s) and/or legal proceeding(s) if the person or Member who brings the suit or proceeding does not completely prevail in same. In addition, no such lawsuit and/or other legal proceeding can be initiated unless the person or Member has already posted a Fifty Thousand Dollar ($50,000) cash bond with the League to be held in a separately established escrow account. If the plaintiff in such a lawsuit and/or legal action prevails in same, the $50,000 will be returned but, if the plaintiff does not prevail, the $50,000 will be forfeited and retained by the AFL.

     For the purposes of this Section of the "By-Laws", it will be presumed that a Member has authorized any lawsuits and/or other legal proceedings that are initiated by any of its shareholders, officers, directors or employees. A Member will be subject to the same requirements and/or to the same penalties with regard to any lawsuits or other legal proceedings that are initiated by any such parties against the Commissioner, the AFLI President, or other AFL officers or employees, either individually or in his/her official capacity, and/or against the AFL, any AFL Director, any AFL Alternate Director, or any AFL Officer, and/or any Member, or any Member's employees, directors or officers for any claim or demand whatsoever arising out of or in connection with any decision or action of the Commissioner, the President, or other AFL Officers or employees, individually or in his/her official capacity, and/or of the AFL, any Member or any Member's employees, directors, or officers.

SECTION 18 - AFL DRUG POLICY
     On or before October 1, 1996, the AFLI President as directed by the Commissioner will formulate an AFL "Drug Policy" which will be consistent with all of the applicable laws concerning the player's rights to privacy and employment security and (s)he will submit same to the Board for inclusion in the AFL's "Operations Manual". Any AFL "Drug Policy" which is adopted by the Board will be applicable to all Teams and, under no circumstances, will any Member be allowed to adopt a less stringent drug policy for its own Team.

SECTION 19 - VIOLATIONS NOT OTHERWISE COVERED
     Wherever there is a rule for which no penalty has been specifically established for violation thereof, the Commissioner or the AFLI President as directed by the Commissioner, will have the authority to fix a penalty which, in his/her judgment, is appropriate and fair. Similarly, whenever a situation arises that is not covered in these "By-Laws", the Commissioner or the AFLI President as directed by the Commissioner will have the authority to make such decisions which, in his/her judgment, are appropriate and fair; provided, however, that no monetary penalty fixed under this provision can exceed Ten Thousand Dollars ($10,000) without the prior approval of a two-thirds (2/3) vote of the Board.

SECTION 20 - "IN THE BEST INTEREST OF THE AFL"
     In addition to all of the other powers granted to or vested in the Commissioner under these "By-Laws", the "Membership Agreement", the AFL's "Rule Book" and/or any other rules and/or regulations that are adopted by the Board, the Commissioner will have the power to make decisions on any other issue(s) that is/are not specifically addressed in such document(s) so long as the announced decision is one which the Commissioner declares to be "in the best interest of the AFL". All such decisions of the Commissioner which are announced as being "in the best interest of the AFL" and which are not otherwise prescribed or provided for hereunder must be circulated to the Board of Directors by the close of business (i.e., 5:00 pm CDT) on the day of the decision. All such decisions will be subject to the review of the Directors via a "Special Meeting" which must be called by the Commissioner for this purpose if at least one-quarter (1/4) of the Board of Directors requests, in writing, such a meeting. All such "Special Meeting" must be held within forty-eight (48) hours of the issuance of such a decision. At all such "Special Meetings", the Directors may discuss and review all of the actions which have been taken by the Commissioner "in the best interest of the AFL" and the Directors may overturn the Commissioner only by a three-fourths (3/4) majority vote of the Directors who are actually in attendance at such meeting. No "interested" Director will be disqualified from voting thereon.

SECTION 21 - ACTIONS TAKEN BY THE COMMISSIONER
     Except as provided otherwise herein, all of the actions which are taken by the Commissioner or the Commissioner's designee, pursuant to this ARTICLE IV and/or pursuant to any other Article of these "By-Laws" and which are not specifically referable to the Board will be final, binding and conclusive as an award in arbitration except that any action taken by the AFLI President or other designee of the Commissioner shall be appealable to the Commissioner. As such, once so determined by the Commissioner, all such actions may be enforced by the AFL via an appropriate action in a court of competent jurisdiction in accordance with the laws of the state in which the league is headquartered.

SECTION 22 - AFL PROPERTIES AND AFL FILMS

     THE COMMISSIONER SHALL BE THE PRINCIPAL SPOKESPERSON AND REPRESENTATIVE FOR THE AFL AND OVERSEE AFL PROPERTIES AND ITS OFFICERS AND EMPLOYEES AND HAVE GENERAL SUPERVISION OF AFLP INCLUDING THE OVERSIGHT OF ARENA FOOTBALL LEAGUE PROPERTIES AND ARENA FOOTBALL LEAGUE FILMS. THE COMMISSIONER SHALL REPORT DIRECTLY TO THE AFL EXECUTIVE COMMITTEE AND THE AFL BOARD OF DIRECTORS WITH RESPECT TO ALL ACTIVITIES OF AFL PROPERTIES AND AFL FILMS.

ARTICLE V: RELOCATION AND TRANSFER OF EXISTING MEMBERSHIPS AND MEMBERSHIP OBLIGATIONS

SECTION 1 - ESTABLISHMENT OF MEMBERSHIP TERRITORY
     All memberships will be issued to Members for the location that was originally approved by the Board and as thereafter was set forth in the Member's "Membership Certificate" Unless otherwise specified in a Member's "Membership Agreement", all such locations will be exclusive to that Member for the municipality named therein and for an area covering a radius of seventy-five (75) miles from the geographic center of the City or Township for which the Member's membership was granted and in which its

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home arena is located. The area described above will be referred to as the
Member's "Territory".

SECTION 2 - APPLICATION TO RELOCATE
     A Member may change its territory of operation to a different location only in accordance with and subject to the following provisions:

     (A) An application to relocate a member team to a new territory must be made in writing to the Commissioner and this application must identify the proposed new location, the name and location of the new arena, and provide one or more weekend dates on ten (10) or more weekends in which the member proposes to play its home games; and

     (B) No application to relocate may be considered unless it is submitted on or before August 18, in 1996 and on or prior to the first day of August of the year prior to the year in which the proposed relocation is to take effect. If the proposed relocation will be subject to the provisions of
ARTICLE V SECTION 4 (A) herein, then written notice of the "consent" set forth therein must accompany the application to relocate; and

     (C) All requests by any Member for a change in the Member's territory may be approved only if the relocation request is first referred to the Expansion & Relocation Committee, which may request any and all reasonable information from the Member that is requesting such relocation. Upon its review of all of the factors relating to the need for the transfer and the demographics and environment of the proposed new location, the Expansion & Relocation Committee will, by majority, recommend to the Board that the proposed transfer be approved or disapproved. Thereafter, the Board may approve such relocation of a Member only upon an affirmative vote of two-thirds (2/3) of the Board.

     (D) The team requesting the relocation must make a presentation at the League's meetings held in conjunction with the ArenaBowl championship game. The "new" ownership group, if applicable, must be present during the presentation to answer any questions from the Board of Directors. Assuming the Board has all the appropriate paperwork and information provided, the Board has until the adjournment of the ArenaBowl meetings to approve and/or disapprove the relocation request.

     (E) "The Board, in its discretion, as part of its approval by a two-thirds (2/3) vote of the Board, may impose, as a condition of its approval of the relocation of an existing Membership, a relocation fee not in excess of the fee charged for a new Membership. The amount of the relocation fee, if any, shall be based upon the value of the new Membership Territory to the League as a potential expansion territory."

SECTION 3 - APPLICATION FOR NEW MEMBERSHIP
     (A) The Board will determine the expansion fee to be charged with regard to the sale of each new Membership in the AFL and the terms and conditions for such a sale. The sale of each new Membership is deemed the sale of a portion of the equity of the AFL's corporate assets. This includes, but is not limited to, player contracts in an expansion draft, office equipment, and the rights to future accounts receivable.

     (B) All requests by any person or entity for the granting of a "new" Membership by the AFL must be made in writing no later than August 18, 1996 for teams that will start play in 1997, and no later than August 1 for all applications for new membership for teams starting play in the year prior to the team's first season of play. All applications must contain all of the information that is required on the most current edition of the AFL's "Membership Application Form." The original application materials will be reviewed by the AFL Commissioner and complete copies of same will be sent within five (5) days of his/her receipt of same to the Chair of the AFL's Expansion & Relocation Committee per ARTICLE V, SECTION 4 (B) herein. All such applications must be accompanied by a One Hundred and Twenty-Five Thousand Dollar ($125,000) application fee in the form of a certified or cashiers check and by the "consent", if required, as set forth ARTICLE V,
SECTION 4 (A) herein. All such fees will be maintained by the AFL President in an interest-bearing escrow fund and no funds will be dispersed and/or distributed from that account without the approval of at least two-thirds (2/3) of the AFL's full Board of Directors).

     (C) $25,000 of the above-referenced application fee will be deemed to be a "fee absolute" which the AFL has earned upon its receipt and review of the application. Thereafter, if the membership application is rejected by the Board, then the $100,000 "balance" will be returned to the applicant and if the application is approved by the Board, the $100,000 "balance" will be applied to the then outstanding membership fee.

     (D) Within ten (10) days after it receives any payment from the sale of a new Membership, the AFL League Office will divide those proceeds in equal shares among all of the Members that are "in good standing" and Gridiron.

     (E) If a Member's membership has been terminated and/or if the Member's Team withdraws from the AFL then that Member and Team will not be entitled to any proceeds from the sale of any new Membership which occurred after the Membership has been terminated or the Team withdraws.

     (F) With the exception of ARTICLE V, SECTION 3(E) herein, and with the exception of the "emergency situation" provision set forth in ARTICLE II herein, once a new Membership is approved, each existing team and Gridiron will become permanently vested in the expansion payments of each such new Membership. Once a new Membership is approved, the Board may not reduce, change, defer, adjust, allocate or redirect any of the expansion revenues related to that new Member without an unanimous vote of all of the Directors.

SECTION 4 - INVESTIGATION AND APPROVAL PROCESS FOR NEW MEMBERSHIP AND RELOCATION APPLICATIONS
     (A) If an applicant for relocation or a new membership proposes to operate in a municipality which is within a current Member's "territory", then the Director representing the existing Member must consent, in writing,

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                                       9
to the filing of the application. If such written "consent" is not forthcoming, then the application for relocation or a new membership can not be considered by the Board.

     (B) Within five (5) business days of the receipt of a completed application for a new membership or an application to relocate, the Commissioner must send complete copies of the application materials to the Expansion & Relocation Committee. Thereafter, within forty-five (45) days of its receipt of the completed application for expansion or relocation, the Chair of the Expansion & Relocation Committee will report to the Board with respect to the results of that Committee's investigation and its recommendation as to whether the application should be granted or denied.

     (C) In considering an application for a new membership, the Expansion & Relocation Committee will conduct such investigations and consider such factors that it deems to be appropriate and relevant, including, but not limited to, whether it is in the best interest of the AFL to expand the number of members in the AFL as well as those factors set forth in ARTICLE V,
SECTION 4 (D) herein. The Chair of the Expansion & Relocation Committee must submit the Committee's recommendation for each application for a new membership to the full Board on or before September 30th of each year and the Board can not review any such recommendations that it receives after that date unless it first approves, via a two-thirds (2/3) vote, to extend the September 30th "deadline". No application for membership shall be considered after September 15. This deadline shall only apply to applications for membership to begin play in the next fiscal year. All other applications for play in future years may be submitted at any time up to September 15th of the fiscal year before the season in which the new member will play.

     (D) In considering an application for new membership or relocation, the recommendations of the Expansion/Relocation Committee will be based solely and exclusively upon the following factors:

       1. Whether the proposed location can support a Team in the AFL or, if the proposed new location is within the "territory" of an existing Member, whether the proposed new location can support another Team. In evaluating this issue, the Expansion & Relocation Committee will consider the following factors: the existing and projected population within the proposed "territory"; the income levels and age distribution of the residents of the proposed "territory"; the existing and projected markets for radio, broadcast television, cable television and other forms of audio-visual transmission of AFL games within the proposed "territory"; the size, quality and location of the arena in which the relocating Member proposes to play its home games within the proposed "territory"; and the presence, history and popularity in the proposed "territory" of other professional sports leagues;
       2. Whether the applicant has demonstrated that it will be able successfully to operate an AFL Team in the proposed "territory". In evaluating this factor, the Expansion & Relocation Committee will consider the applicant's present and projected financial condition and resources and its past performance, if any, in operating a Team in the AFL;
       3. Whether the proposed "territory" is likely to have an adverse effect upon the AFL's ability to market and promote AFL football on a nationwide basis in a diverse group of geographic markets;
       4. Whether the proposed "territory" presents particular disadvantages for the operation of the AFL, such as by creating significant traveling or scheduling difficulties or because of adverse state or local laws or regulations; and
       5. Whether other AFL Members, in addition to the applicant, are interested in transferring their memberships to the proposed "territory and/or whether there are other persons or entities interested in obtaining an expansion membership in the proposed "territory".

     (E) The Expansion & Relocation Committee will investigate each of the applications and will recommend which of the applications, if any, should be granted. In making its recommendations, the Expansion & Relocation Committee will consider all factors listed in ARTICLE V, SECTION 4(D), herein, and will also consider which applicant, if any, is most likely to operate a successful operation in the proposed "territory" and/or which applicant, if any, will otherwise serve the best interest of the AFL.

     (F) The applicant for a new membership or relocation must furnish all of the information that the Commissioner and/or the Expansion & Relocation Committee deem to be necessary and appropriate in conjunction with their respective investigations. The Commissioner and/or the Expansion & Relocation Committee may engage consultants or other experts to assist in the investigation of the application as they respectively deem appropriate). All such information that is supplied to the Commissioner and/or the Expansion & Relocation Committee pursuant to this subsection will be made available to the applicant and the applicant will be afforded an opportunity to appear before the Commissioner and/or the Expansion & Relocation Committee to present whatever additional information or arguments the applicant desires. In addition to the above, any Director may also appear before the Commissioner and/or the Expansion & Relocation Committee to present whatever information or arguments such Director desires.

     (G) All of the reports and recommendations of the Expansion & Relocation Committee will be delivered to each Director at least fifteen (15) days before the "Annual Meeting". Thereafter, each applicant will be afforded an opportunity to appear before the Board at its "Annual Meeting" to present whatever information or arguments the applicant desires. The vote of each Director on a proposed relocation will be based solely and exclusively upon the factors listed in ARTICLE V, SECTION 4 (D) herein.

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                                       10
     (H) A new Membership may only be granted with the approval of three-fourths (3/4) of the Directors and a relocation may only be granted with the approval of two-thirds (2/3) of the Directors. In this regard, no voting by proxy will be permitted with regard to the question of whether to approve a proposed new Membership and/or a proposed relocation.

SECTION 5 - TRANSFER OF MEMBERSHIP
     (A) No Membership, or any interest therein, may be sold, assigned, or otherwise transferred in whole or in part, directly or indirectly (other than by operation of law in the event of death, divorce, etc.), except in accordance with and subject to the provisions of this subsection. Any attempt to sell, assign, or otherwise transfer any Membership, or any interest therein, that is not in accordance with and subject to the provisions of this subsection will automatically be null and void and the Member(s) that are involved, in any way, with the attempted sale, assignment, or other transfer of the Membership must be subject to a fine in the amount of One Hundred Thousand Dollars ($100,000) by the Commissioner.

     (B) Any application for the sale, transfer, or assignment of a Membership, or of any interest therein, which would or which could be deemed to transfer the control of such Member, must be made in writing to the Commissioner. Upon receipt of such application, the Commissioner is empowered to require from the applicant and the applicant will be required to furnish such information as the Commissioner deems appropriate, including, but not necessarily limited to, the following:

       1. the names and addresses of each of the buyers, transferees or assignees thereof;
       2. the price to be paid for such sale, transfer or assignment, and the terms of payment, including a description of the security for the unpaid balance, if any;
       3.   a banking reference for each buyer, transferee or assignee;
       4.   a financial statement for each buyer, transferee or assignee;
       5. if the buyer, transferee or assignee is a corporation, a copy of the "Articles of Incorporation" and "By-Laws" thereof, a "Certificate of Good Standing" from the Secretary of State in which the corporation was incorporated, together with a copy of the share certificate of each class of stock that is outstanding, the names and addresses of the directors and officers thereof, the names and addresses of the stockholders therein, the price paid or to be paid and the time of payment for said stock, a copy of any proposed voting trust agreement, and a copy of any voting trust certificates;
       6. if the buyer, transferee or assignee is a partnership, association or other entity, a certified copy of the "Partnership Agreement", "Articles of Partnership" or "Organization Agreement" and all other governing documents and the names and addresses of all of the partners, members or other persons or entities with an ownership interest in the buyer, transferee or assignee;
       7. a notarized statement from the buyer, transferee or assignee that, upon the AFL's approval of the proposed sale, assignment or transfer, the buyer, transferee or assignee will subscribe to and will agree to be bound by -- the AFL's "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book" and any other rules and regulations of the AFL as they exist now and as they may be modified in the future; and
       8.   copies of any proposed sale, assignment or transfer agreements.

     (C) Each application for the transfer, sale or assignment of a Membership must be accompanied by a certified or cashier's check payable to the AFL in the sum of Twenty-Five Thousand Dollars ($25,000) which is the amount of the AFL's non-refundable "Transfer Fee". Regardless of whether the application for the transfer, sale or assignment of a Membership is approved or not approved, the AFL will be entitled to keep this "Transfer Fee".

     (D) Upon receipt of an application for the transfer, sale or assignment of a Membership and all of the required information, the Commissioner will conduct such investigation as (s)he deems appropriate. In this regard, the Commissioner will appoint an "Ad Hoc Committee" to assist him/her in any matters relating to proposed sale, transfer or assignment of any membership interests that are greater than five percent (5%). Upon the completion of the investigation, the Commissioner and/or the Ad Hoc Committee will submit the proposed sale, transfer or assignment to the Board for its review and approval/disapproval, together with its recommendations thereon, as well as copies of all of the information in respect thereto that the Commissioner and/or the Ad Hoc Committee deems pertinent.

     (E) All of the proposed sales, transfers or assignments described in
ARTICLE V, SECTION 5 (B) herein will only become effective if they are approved by the affirmative vote of at least three-fourths (3/4) of the Board at a "Special Meeting" that is duly called for that purpose.

     (F) For every proposed sale, assignment or transfer of any partial interest in any Member, which partial interest does not affect the control of such Member, no advance approval of the Board is necessary. However, all such sales, assignments or transfers which involve the transfer of a ten percent (10%) or greater interest in the owning entity and/or which will result in a single entity owning ten percent (10%) or more of the Member must be reported in detail, and in writing, to the Commissioner and the Chair of the Executive Committee at least forty-eight (48) hours prior to the effective date of the proposed transfer, sale or assignment. This report must include the description of the interest sold, assignment or transferred; the names and addresses of all of the entities that were involved in the sale, assignment or transfer; and the price or any other consideration paid, to be paid, or to be owed to or

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                                      11

by any of the entities that are involved with the sale, assignment or transfer.

ARTICLE VI: OBLIGATIONS OF MEMBERSHIP

SECTION 1 - MEMBERSHIP AGREEMENT/MEMBERSHIP CERTIFICATE
     Each Member will execute a copy of the AFL's "Membership Agreement", as that agreement exists now and/or as it may be amended from time-to-time. Thereafter, the Commissioner will issue a "Membership Certificate" to each Member in good standing. This certificate will be non-transferable unless the Membership is forfeited, sold or transferred pursuant to the terms and conditions of these "By-Laws". At a minimum, this "Membership Certificate" will indicate the entity that owns the membership and the designated geographic area in which the Member may operate its Team.


SECTION 2 - ASSESSMENTS
     Each Member will pay an equal amount of annual assessments per the "Annual Operating Budget" that is established by the Board at its "Annual Meeting". Thereafter, upon the Commissioner's certification to the Board that the available funds of the AFL are insufficient for the proper operation of the AFL, the Board may, within ten (10) days, levy an additional equal assessment upon all of the Members, which such assessment will be due within ten (10) days.

SECTION 3 - NO "OFFSETS"
     No Member may "offset" any funds that are owed to the AFL by a claim of vested rights with regard to any funds that are supposed to be distributed to AFL Members in the future. The Commissioner will treat any such attempted "offsets" as non-payments per ARTICLE VI, SECTION 4 herein.

SECTION 4 - PENALTY FOR LATE PAYMENT OF ASSESSMENTS
     Any assessments that are not paid on a timely basis will be subject to a ten percent (10%) penalty for every ten (10) day period that the assessments have not been paid. In addition, if a Member is more than fifteen (15) days late in paying an assessment, the Member will automatically be declared to be "not in good standing" as that term is defined in ARTICLE VI, SECTION 9 herein. Penalties for late payment of assessments are not eligible to be waived by the Commissioner.

SECTION 5 - OBLIGATIONS OF MEMBERSHIP
     Each Member and all of the parties that are formally affiliated with the Member, including, but not necessarily limited to, the Member's owners, officers, stockholders, directors, partners or any person otherwise owning any interest in the Member, expressly agree to be bound by all of the following obligations:

     A. To conduct all of its AFL-related and/or all of its non-AFL related activities in a manner that will not result in the AFL being held in disrepute;
     B. To abide by any and all decisions of the Commissioner and/or the Board in all matters that are within their respective jurisdictions;
     C. To include in any agreement/contract between any Member and any employee, a provision specifying that all of the respective parties agree to be bound by these "By-Laws", by the AFL's "Operations Manual", by the AFL's "Rule Book" and/or by any other rules and regulations of the AFL, as they exist and/or as they may be amended, modified or otherwise changed from time-to-time; and
     D. To be bound by all of the terms and conditions of the AFL's "License Agreement" with Gridiron Enterprises, Inc., by the AFL's "Articles of Incorporation", by these "By-Laws", by the AFL's "Operations Manual", and/or by any other rules and regulations of the AFL as they may be amended, modified or otherwise changed in the future; all of the contracts binding the AFL, and/or its Members, as may now exist and/or as they may be later entered into in the future (including, but not limited to, all of the licensing, merchandising and/or television agreements); and all of the AFL's obligations and indebtedness as that may now exist and as it may later be incurred, regardless of when the acts or events giving rise to the obligation or indebtedness occurred.

     E. To deliver to the AFL by the due date, an Irrevocable Letter-of-Credit in the exact amount and exact wording as determined by the Board of Directors." The "Irrevocable Letter-of-Credit" required of any one Member must be identical in form, amounts, content, and wording to that which is required of every other Member. All Letters-of-Credit must be posted with the AFL League office by October 1 or five (5) days after Board approval of a new membership if Board approval was after the October 1 deadline. If a Member is more than ten (10) days late in posting the requisite Letter-of-Credit, the Member shall be penalized 10% of the value of the Letter-of-Credit for every ten (10) day period the Letter-of-Credit is not posted. If a Member is fifteen
         (15) days late in posting of the requisite Letter-of-Credit, the Member will automatically be declared to be "not in good standing" as that term is defined in ARTICLE VI, SECTION 9 herein.

SECTION 6 - DESIGNATED HOME ARENA
     Except as provided by this subsection, a Team must play all of its home games in its designated home arena. In this regard, however, the Commissioner may, in his/her discretion, permit a Team to play up to a maximum of one (1) of its designated "home" games in an alternative arena, provided that the alternative arena is not within another Team's "territory".

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SECTION 7 - TEAM NAME, LOGO AND UNIFORM COLORS
     The proposed name, nickname, logo and uniform colors of each Team must be approved, in writing, by the Commissioner. No Team may change its name, nickname, logo or uniform colors without first obtaining the written approval of the Commissioner.

SECTION 8 - TWO TEAMS IN THE SAME STATE
     Where two (2) or more Teams are located in the same state, neither may use the state's name without first obtaining written permission to do so from the other Team(s) located in said state. However, if a current Team is already using a state name, and another Team later enters the same state, the latter Team is pre-empted from using the state name and the existing Team may continue to use the state name for so long as it wants to do so. If the existing Team ceases to use the state name but there continues to be more than one Team in that state, then no Team may utilize the state name.

SECTION 9 - "NOT IN GOOD STANDING"
     A Member will automatically be deemed to be "not in good standing" if it does not pay all of its AFL-related assessments or post the requisite Letter-of-Credit within fifteen (15) days of the original "due date" for each such assessment. In addition, a Member may be declared to be "not in good standing" by a majority vote of the Board of Directors for any other action(s) that is/are determined to be "not in the best interest of the AFL."

     Once a Member has been deemed or declared to be "not in good standing", it will lose its right to be present at and/or to vote at any meetings of the AFL Board of Directors. Moreover, if the reason(s) that led to the deeming/determination of "not in good standing" has/have not been corrected within thirty (30) days, then the President must call a "Special Meeting" of the AFL Board of Directors in order to determine whether the Member should be suspended and/or terminated See ARTICLE IX: "Suspension and/or Termination of Ownership or Membership".

     If the Board of Directors decides not to suspend and/or terminate a Member who has remained "not in good standing" for more than thirty (30) days, the affected Member must execute a UCC-1 FORM in favor of the AFL with regard to any funds that the AFL already owes and/or any funds that the AFL may owe at some point in the future to the affected Member. If the Member does NOT execute the requisite UCC-1 FORM within two (2) days after it is first preferred to the Member by the Commissioner, then that Member will automatically be deemed to be suspended from the AFL. Such a suspension can only be removed if (a) the affected Member removes the underlying cause for the deeming/declaration of the "not in good standing" status; or (b) the Member executes the UCC-1 FORM in favor of the AFL.

ARTICLE VII: WITHDRAWAL OF MEMBERSHIP

SECTION 1 - VOLUNTARY WITHDRAWAL OF MEMBERSHIP
     Any Member may voluntarily withdraw from its membership in the AFL via the following methods:

         By selling, assigning or otherwise transferring its Membership pursuant to ARTICLE V of these "By-Laws"; or By giving written notice of its withdrawal to the Commissioner and to the other Members of the AFL, provided, however, that such resignation will only be effective if, within thirty (30) days of such notice, the resigning Member will have made a full payment of all of its dues or other debts owing to the AFL and/or to its Members.

SECTION 2 - EFFECTIVE DATE OF WITHDRAWAL
    On the effective date of any withdrawal, the withdrawing Member will hold no further interest in the AFL and its membership will cease and terminate in its entirety.

SECTION 3 - WITHDRAWAL OF MEMBERSHIP TO JOIN ANOTHER PROFESSIONAL LEAGUE
    If, for the purpose of joining any other indoor professional football league, any Member either withdraws from the AFL without the consent of three-fourths (3/4) of the Directors or transfers, disposes of or surrenders its Membership in the AFL then the following results will automatically occur:

        1. All right, title and interest in the Membership will immediately become the property of the AFL;
        2. All right, title and interest in all of the player contracts that were held by the withdrawing Member and all right, title and interest in all of the players on that Member's "Reserve List" may, at the option of the AFL, become the AFL's property; and
        3. Upon the vote of two-thirds (2/3) of all the remaining Directors, the Member must pay to the AFL, the amount of Five Hundred Thousand-Dollars ($500,000) or the current price of an AFL expansion team, whichever is greater, as "liquidated damages".

ARTICLE VIII: SUSPENSION AND/OR TERMINATION OF OWNERSHIP OR MEMBERSHIP

SECTION 1 - GENERAL
     The membership of a Member or the interest of any ownership entity (i.e., any owner, officer, stockholder, partner or anyone holding any interest therein) may be SUSPENDED via a vote of two-thirds (2/3) of the Board or terminated via a vote of three-fourths (3/4) of the Board, if the Member or ownership entity will do or suffer the following:

     (A) Intentionally, willfully or repeatedly violates any of the provisions of these "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book" and/or any other rules and regulations of the AFL as they may be amended or modified in the future;

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     (B)  Fails to pay any dues, fines, assessments or other
indebtedness owing to the AFL within ten (10) days after receiving written notice from the Commissioner or the AFLI President that the Member owes such dues, fines or assessments to the AFL;

     (C) Willfully fails and/or refuses to fulfill its contractual obligatons including, but not limited to, those to the AFL, to the AFL's Members, or to its players in such a way as to affect the AFL or its Members adversely;

     (D) Wagers or countenances wagering by its officers or employees on any game in which an AFL team participates;

     (E) Intentionally or willfully permits open betting or pool selling upon any premises that are owned, leased and/or otherwise controlled by the Member, if such betting or pool selling is unlawful within the Member's jurisdiction;

     (F) Offers, agrees, conspires or attempts to lose or control the score of any game involving a Member of the AFL, or fails to suspend immediately any officer, player or other employee of the Member who, in a court of law or in any hearing sanctioned by these "By-Laws," has been found to have offered, agreed, conspired or attempted to lose or control the score of any such game or of being interested in any pool or wager on any game in which a Member of the AFL participates;

     (G) States, in writing, its intent to disband or, in fact, disbands its Membership during the AFL season, or dissolves its business organization or ceases its operation;

     (H) Willfully fails to appear at the time and place it is scheduled to play any AFL Pre-Season, Regular Season or Playoff Game;

     (I) Willfully misrepresents any material fact contained in its application for Membership in the AFL; and/or

     (J) Willfully engages in conduct that is deemed by a two-thirds (2/3) majority of the AFL's Board of Directors to be detrimental to the AFL, its Members, its employees or to Arena Football.

     (K) Fails to file an "Irrevocable Letter-of-Credit" in the exact wording and amount as determined by the AFL Board of Directors within five (5) business days after written notice from the President of non-receipt of the "Irrevocable Letter-of-Credit."

     (L) Fails to file an "Additional Irrevocable Letter-of-Credit" within five (5) business days after written notice from the Commissioner or the AFLI President that demand has been made, in whole or in part, on the Member's "Irrevocable Letter-of-Credit." Such "Additional Irrevocable Letter-of-Credit" must be in an amount identical to the amount demanded by the Board from the original "Irrevocable Letter-of-Credit."

SECTION 2 - AUTOMATIC TERMINATION
     A Member will be automatically terminated from the AFL when it:

     (A) Is adjudicated to be a bankrupt or makes an assignment for the benefit of creditors and/or a receiver or a trustee is appointed for all or a substantial part of the property and/or assets of the Member in any proceedings; or

     (B) Fails for more than sixty (60) days to pay its AFL assessments and/or fees in accordance with deadlines that are established by the Board of Directors for such payments.

SECTION 3 - PROCEDURE FOR SUSPENSION AND/OR TERMINATION
     The membership of an entity and/or the interest of any "related party" (e.g., owner, officer, stockholder, partner, or anyone holding any interest therein) may be suspended and/or terminated upon the occurrence of any of the events that are described in ARTICLE VIII,
SECTION 1 herein via the following procedures:

     (A) Any Member of the AFL, or the Commissioner may prefer "charges" against any Member and/or "related party" that has violated one (1) or more of the provisions of ARTICLE VIII, SECTION 1 herein. Those "charges" must be made in writing and they must be filed with the Commissioner, who will, no later than three (3) days after the receipt of same, will send a copy thereof via registered, certified or overnight mail to the Member and/or "related party" against whom such "charges" have been made.

     (B) The Member and/or "related party" so charged must, within three (3) business days after receipt of a copy of the "charges," file with the President its written answer thereto. The failure to file an answer within the prescribed time period will automatically be deemed to be an admission that all of the charges are true. Within two (2) business days after the expiration of the time period within which the answer is due, the Commissioner will send a copy of the "charges" and a copy of the answer, if any, to each Director and will schedule a "Special Meeting" of the Directors to hear the charges. This "Special Meeting" will be held within five (5) business days after the Commissioner's transmittal of a copy of the "charges" and a copy of the answer, if any, to the Directors.

     (C) The above-referenced "Special Meeting"/hearing will be presided over by the Chair of the Executive Board unless (s)he is directly associated with the complaining Member or with the Member "related party" that has been charged. Any Member that has preferred "charges" which are related to the matter(s) at issue will be deemed to be directly associated with the complaining Member. If the Chair of the Executive Board is directly associated with the complaining Member or the Member or "related party" that is being charged, then the Executive Board will select one of its other members to preside over the "Special Meeting"/hearing.

     (D) At the "Special Meeting"/hearing, the Member or "related party" that has been charged will have the right to appear with counsel. In this regard, however, strict rules of evidence will not apply and any relevant evidence that is submitted to the Board at the "Special
Meeting"/hearing may be received and considered.

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     (E)  After duly reviewing all of the presented evidence, the Board except for the complaining Member and the Member or "related party" that has been charged will vote to sustain the charges in whole or in part and/or to suspend or terminate the Member or "related party." A majority vote will be necessary to sustain the charge; or a vote of two-thirds (2/3) will be necessary in order to suspend the Member or "related party"; and a vote of three-fourths (3/4) will be necessary in order to terminate the Member or "related party".

     (F) If the "charges" are sustained, either in whole or in part, the Board will establish an appropriate penalty for the Member or "related party" that was the subject of the "Special Meeting"/hearing. If, however, the Board has voted to suspend or terminate the Member or "related party" that was the subject of the "Special Meeting"/hearing, then that Member's membership in the AFL or the "related party's" interest in the affected Member will automatically be suspended or terminated unless the provisions of the ARTICLE VIII, SECTION 4 herein are invoked.

SECTION 4 - MODIFICATION OF PENALTY
     If the Board has voted to suspend or terminate a Member or "related party," it may by a vote of two-thirds (2/3) with regard to a suspension or by a vote of three-fourths (3/4) with regard to a termination waive the suspension or termination and instead direct the Member or "related party" to pay a stated fine in a stipulated manner and by a stipulated date, which fine may be required to be paid, in whole or in part, to any other Member(s) as compensation to such Member(s) for any damages sustained by it/them as the result of the offending Member's act(s) or act(s) of omission or commission and/or as the result of the related party's act(s) or act(s) of omission or commission.

SECTION 5 - CONSEQUENCES OF SUSPENSION
     When a Member is suspended from the AFL, such Member will, for the duration of the suspension, forfeit all of its rights and privileges as a Member of the AFL, including, but not necessarily limited to, the right to vote and/or to participate in meetings of the Board. Such a forfeiture will remain in full force and effect throughout the duration of the suspension. No such suspension, however, will in any way negate or reduce the Member's obligations to the AFL and/or to its Members.

     If a suspended Member has any outstanding financial obligation to the AFL and that suspended Member subsequently becomes eligible to receive a portion of any proceeds that are being distributed by the AFL, then the AFL must apply the amount due to the suspended Member as an "offset" to the amount owed to the AFL by the suspended Member. A suspended Member can only receive a share of any funds being distributed by the AFL, if all of its financial obligations to the AFL have been satisfied via the "offset" or via the payment of its outstanding debt.

                      ARTICLE IX:  COMPETITION

SECTION 1 - GENERAL
     (A) The Board will adopt rules of competition for the AFL which will be compiled into the AFL's "Rule Book". In addition, the Board will also determine the name and number of playing divisions of the AFL; the number of players to be permitted on the roster of each AFL Team; and the number of regular season games to be played by each AFL team.

     (B) If the Board does not set the name and number of playing divisions, the number of players to be permitted on each AFL Team roster and/or the nubmer of regular season games to be played by each AFL Team for a particular season within three (3) months after the end of a season, then these will be the same for the next season.

SECTION 2 - THE SCHEDULE
     The AFLI President in conjunction with the Vice President of Football Operations will oversee at the direction of the Commissioner the preparation of the schedule of regular season games under the following terms and conditions:

     1. Per ARTICLE IV, SECTION 14, the Board will determine the number of games to be played by each Team and every Team must be scheduled for the same number of regular season games. One-half (1/2) of each Team's games will be scheduled as "home" games and the other half will be sheduled as "away" games.
     2. Per ARTICLE IV, SECTION 14, the Board will determine the number of games that each Team will play in its respective division, including the number of times each Team will play each divisional opponent;
     3. Unless otherwise amended by a two-thirds (2/3) majority vote of the Board of Directors, the schedule will specify that all of the AFL's regular season games will take place during the period from May 1st through August 31st;
     4. Per ARTICLE IV, SECTION 14, any team's refusal or financial inability to play a scheduled game will render the offending Member subject to a fine of Two Hundred Fifty Thousand Dollars ($250,000), forfeiture of the game, and suspension and/or termination as specified in ARTICLE VIII,
              SECTION 1, herein; and
     5. If, after the schedule has been adopted, and before the regular season has ended, a Member has been suspended or terminated or it has withdrawn or otherwise ceased to operate then the Commissioner will amend the schedule as (s)he deems appropriate. The amended schedule will become effective immediately unless within twenty-four (24) hours after it has been

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         established by the President and distributed to the Board, a two-thirds (2/3) majority of the Board votes--to disapprove the amended schedule. If the amended schedule is disapproved, the Commissioner will proceed to establish another amended schedule and this latter schedule will automatically become effective without being subject to any further review of the Board.

SECTION 3 - DISTRIBUTION OF GAME RECEIPTS
     The distribution, if any, of game receipts between the visiting Team and the home Team will be determined by a two-thirds (2/3) vote of all the Directors at each "Annual Meeting." If such a determination is not made, then the distribution plan for home games' gate receipts, if any, that was in effect during the previous season will continue in full force and effect for the next season.

SECTION 4 - SCOREKEEPER, OFFICIAL TIMERS, STATISTICAL SUMMARIES
     The home Team will provide an official scorekeeper, official timers, and an official statistical summary sheet for the visiting Team. Notwithstanding the above, the Vice President of Football Operations may, at his discretion, select personnel for the official clocks, scorebooks and scoreboards when
(s)he determines that this would likely improve the fairness and quality of game operations).

SECTION 5 - PLAYER'S BENCH AREA
     The player's bench will be exclusively reserved for three coaches, the players, a Team trainer, a Team physician, and ball boys and water boys.

SECTION 6 - POLICE PROTECTION
     Each home Team will provide sufficient police protection before, during and after each game to a visiting Team, home Team and other AFL personnel. A home Team that fails to provide such police protection will be subject to a fine, at the discretion of the Commissioner, in an amount not to exceed Ten Thousand Dollars ($10,000).

SECTION 7 - PRE-GAME TIME/MEMBER RESPONSIBILITIES
     Each Team will be ready to play at least thirty (30) minutes before a game's scheduled starting time. The visiting Team may ask for at least fifteen (15) minutes of practice before the scheduled starting time of the game. The Referee will determine whether to start an AFL game and only the Referee may suspend it.

SECTION 8 - PLAYOFF FORMAT
     On or before March 31st of each year, the Board, by majority vote, will determine the playoff format for the upcoming season. This will include, among other things, the number of Teams to be eligible for the playoffs, the "seeding" methodology and the number of games per round). The AFL's playoff format will continue unaltered from season to season unless it is changed before by March 31st of each year by a majority of the Board. After March 31st of each year, a two-thirds (2/3) vote of the Board will be needed in order to make any changes to the established playoff format for that season.

SECTION 9 - TIME/DATE OF PLAYOFF GAMES
     The AFLI President in conjunction with the Vice President of Football Operations at the direction of the Commissioner will set the date and time for all playoff games and, (s)he will ensure that the schedule of playoff games is consistent with the AFL's obligations under any national television or radio contract. The refusal of any Team to play a scheduled playoff game will result in the forfeiture of that game to the non-offending party and will, AT the discretion of the Commissioner or his designee, subject the offending Team to a fine not to exceed the amount that is stipulated in
ARTICLE IX herein.

SECTION 10 - CHAMPIONSHIP GAME
     At the conclusion of the playoff games, the AFL will conduct a championship game between the two (2) Teams that have not lost any playoff games. In this regard, that championship game will be held at the venue of the Team that was higher seeded at the start of the playoffs unless the Board has established, prior to March 31st of each year, another site or another methodology for selecting the site for the championship game.

SECTION 11 - DISTRIBUTION OF REVENUES FOR PLAYOFF GAMES & THE CHAMPIONSHIP GAME On or before March 31st of each year, the Board will establish the amount that will be paid to each visiting Team by each respective home Team with regard to the AFL's playoff games and the AFL's championship game. If the Board does not establish those amounts by the above-stated deadline, then the Board will be deemed to have adopted the same amounts that had been established for the prior season.

SECTION 12 - POSTPONEMENT OF GAME IN CASE OF AN ACT OF GOD
     In the case of an Act of God which would prevent a game from being played and/or which would cause a game to be delayed by more than three (3) hours, the Commissioner IN CONJUNCTION WITH THE VICE PRESIDENT OF FOOTBALL OPERATIONS may postpone any game. Should a game be postponed, the Commissioner will also establish a new date and time for the game to be played. In addition, the Commissioner may, at his/her discretion, reimburse the visiting Team for any extra expenses that it incurs as a result of the postponement. All such reimbursements will be paid for out of the AFL's funds and, if necessary, the Commissioner will issue a "special assessment" to all of the AFL's Members in order to replenish any funds that are expensed via this Section.

      ARTICLE X: GENERAL VIOLATIONS, PROHIBITIONS FINES AND PENALTIES

SECTION 1 - VIOLATIONS
     It will be a violation of these "By-Laws" and it will be considered to be conduct that is detrimental to the AFL for any Director, Member (or "related party"), any official and/or referee:

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     (A) To directly or indirectly own stock, or have any financial interest, directly or indirectly, in any other Member, provided, however, that if any Director, Member (or "related party") "related party" has established a direct or indirect ownership of stock or has any financial interest, directly or indirectly.

     (B) To loan money to and/or become a surety or guarantor for any AFL referee;

     (C) To tamper with and/or to otherwise interfere with a player who is on the roster or the reserve list of another Team for any purpose whatsoever,

     (D) To tamper with and/or to otherwise interfere with any collegiate players who are not eligible to play in the AFL;

     (E) To enter an official's dressing room unless (s)he has been authorized to do so, in advance and in writing, by the AFLI President;

     (F) To publicize and/or take part in the publication of any mythical All-AFL or All-Opponents Team, except those which have been expressly authorized by the Commissioner and which have been selected according to procedures that have been established by the Commissioner.

     (G) To issue any free tickets to a visiting player or coach, other than those that are permitted under the AFL's policy for complimentary tickets;

     (H) To pay the fine for any other person that is penalized by the Commissioner; and/or by the Board pursuant to these "By-Laws";

     (I) To publicly make and/or publicly concur with any statement that is not in the best interest of the AFL. Any complaints directed at the AFL by any person covered by these "By-Laws" must be made to the Commissioner in writing, and they may not be given any publicity, either directly or indirectly;

     (J) To publicly comment on any disciplinary actions that are taken by the Commissioner. The Commissioner may make a public statement regarding such disciplinary actions when (s)he believes it is in the best interest of the AFL to do so;

     (K) To tamper and/or otherwise interfere with another Member's officers, employees or staff for any purpose whatsoever; and/or

     (L) To engage in any action that is inconsistent with either the letter or spirit of the AFL's performer's contract.

SECTION 2 - FINES AND PENALTIES
     Unless otherwise provided by these "By-Laws", the AFLI President or his designee will conduct an investigation of any charges that a Member (or "related party") and/or a player, coach or referee has violated these "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book", and/or any other rules and other regulations of the AFL and/or that a Member (or "related party") and/or a player, coach or referee has engaged in conduct that is detrimental to the best interest of the AFL. If the AFLI President or his designee determines that such a violation has occurred, (s)he may do any of the following:
          1. Levy a fine, not to exceed Ten Thousand Dollars ($10,000), against any Member (or "related party") or player, coach or referee for the violation of any provision of these "By-Laws", the AFL's "Operations Manual", AFL's "Rule Book" and/or any other rules and regulations of the AFL, or for any action that is detrimental to the best interest of the AFL;
          2. Levy a fine, not to exceed One Hundred Thousand Dollars ($100,000), against any Member (or "related party"), or any player, coach or referee for refusing or failing to adequately cooperate or produce materials in any investigation that is being undertaken by the AFLI President and/or the Board;
          3. Cancel or suspend the contract of any player, coach or referee who has violated the provisions of these "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book", and/or any other rules and regulations of the AFL or for any action that is detrimental to the best interest of the AFL;
          4. Levy a fine not to exceed Ten Thousand Dollars ($10,000) against any Member (or "related party") and/or against any player, coach or referee that, in the AFLI President's discretion, gives, makes, issues, authorizes, or endorses any statement having and/or designed to have a prejudicial or detrimental effect on the AFL or a Member;
          5. Levy a fine not to exceed Ten Thousand Dollars ($10,000) and/or revoke any draft pick or picks in any AFL draft of players against any Member (or "related party") that tampers with a player who is on the roster or the reserve list of another Member;
          6. Levy a fine not to exceed One Hundred Thousand Dollars ($100,000) against any Member (or "related party") whose Team fails to appear for a schedule game; whose Team fails to start or complete any pre-season game, any regular season game, any playoff game and/or any championship game, including any overtime period thereof; or

16

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                                       17
          whose Team fails to start and finish a playing season due to the Member's withdrawal of membership in the AFL. Any Director may petition the Board to direct the President to impose and/or to increase such a fine;
     7. Levy a fine not to exceed Five Thousand Dollars ($5,000) against any Member that is not properly represented at any Board meeting;
     8. Levy a fine not to exceed Five Thousand Dollars ($5,000) against any Member (or "related party") which announces or causes to be announced that it has protested or will protest the game and which fails to actually file such a protest;
     9. Levy a fine not to exceed Five Thousand Dollars ($5,000) against any home Team that fails to send to the AFL's Vice President of Football Operations official game statistics for any regular season game, any playoff and/or championship game, within twenty-four (24) hours after the completion of such game;
     10. Levy a fine not to exceed Five Thousand Dollars ($5,000) per day per player against any Member that has extra players on its roster in excess of the roster limits that are provided in these "By-Laws", in the AFL's "Operations Manual", in the AFL's "Rule Book", and/or in any other rules and regulations of the AFL;
     11. Levy a fine in the amount of Five Thousand Dollars ($5,000) for each "time change", One Thousand Dollars ($1,000) for each "arena change", and Ten Thousand Dollars ($10,000) for each "date change" if a Member causes such a change to be made after the official AFL schedule has been released; and/or
     12. Levy a fine not to exceed Ten Thousand Dollars ($10,000) for any action which is inconsistent with either the letter and/or the spirit of the AFL's "Standard Player's Contract".
     13. All such actions of the AFLI President of his/her designee shall be appealable, in writing, within twenty-four (24) hours to the Commissioner. Decisions of the Commissioner shall be rendered in writing within twenty-four (24) HOURS AND SHALL BE FINAL AND BINDING.

SECTION 3 - PAYMENT OF FINES
     (A) The AFLI President will notify the Member (or "related party") that
(s)he has fined, within forty-eight (48) hours of his/her decision to impose same. All such fines must be paid, in full, within ten (10) days of their imposition and a ten percent (10%) penalty will be imposed with regard to any fines that are not paid by that deadline. An additional penalty of one percent (1%) of the fine per day will be imposed if the fine is not paid within twenty (20) days of its imposition. Moreover, if a Member fails to pay a fine within thirty (30) days of its imposition, the AFLI President will declare the affected Member to be "not in good standing" per ARTICLE VI
SECTION 9 herein.

     (B) Unless otherwise provided by these "By-Laws", all moneys that are collected as fines will be deposited in the AFL treasury.

     (C) The AFLI President may unilaterally revoke or modify any fine and/or suspend or modify any disciplinary action that is imposed by him/her in conjunction with these "By-Laws".

     (D) Upon petition by the affected Member and after approval by the Board any fine, or a portion thereof, may be distributed to any Member that was economically disadvantaged by the conduct which resulted in the fine.

SECTION 4 - FAILURE TO REPORT ATTEMPT TO FIX OUTCOME OF A GAME
(A) If a Member (or "related party"), any player, coach or referee has knowledge of any offer, directly or indirectly, by insinuation or implication, to control, to fix and/or to influence any AFL game in any manner whatsoever, and that party fails to report same immediately to the AFLI President, then the AFLI President is authorized, after appropriate notice and hearing, to suspend the person for a specified period of time; to suspend the person indefinitely; to suspend and bar the person from the AFL for life; to cancel and terminate the employment contract of any affected parties; to order the sale, within sixty (60) days, of the stock and/or any ownership interest whatsoever in any Member that is owned by the affected party; and/or to levy a fine not to exceed One Hundred Fifty Thousand Dollars ($150,000) against the affected party.

     (B) Any Member (or "related party"), any player, any coach any/or any referee who makes any offer covered by SECTION 4(A) herein will be banned from participating in any capacity in the AFL for life.

     (C) A player must immediately report his/her knowledge of any infraction specified in SECTION 4(A) herein to the Head Coach or General Manager of his Team and that latter party must immediately notify the AFL's Vice President of Football Operations of same. Similarly, any Member (or "related party"), any coach and/or any referee must immediately report any knowledge of any infraction specified in SECTION 4(A) herein directly to the President.

17


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                                      18

SECTION 5 - VIOLATIONS NOT OTHERWISE COVERED
     The Commissioner will, wherever there is a rule for which no penalty has been specifically fixed for violation thereof, have the authority to fix such penalty as in his/her judgment will be in the best interest of the AFL. Similarly, whenever a situation arises which is not covered in the "By-Laws", in the AFL's "Operations Manual" and/or in the AFL's "Rule Book", the Commissioner will have the authority to make such decisions, as in his/her judgment, will be in the best interest of the AFL. Notwithstanding the above, no monetary penalty fixed under this provision can exceed Fifty Thousand Dollars ($50,000).

ARTICLE XI: BROADCASTING AND TELEVISION

SECTION 1 - MANDATORY TELEVISION CONTRACT TERMS
     All contracts that are entered into by any Member (or "related party") of the AFL for the broadcasting of any of its games on radio and/or television must contain provisions which:

      1. Reserve to the AFL and/or to the Member the copyright in all such broadcasts; and

      2. Specify that such a contract is subject to and superseded by these "By-Laws" and/or any other rules and regulations of the AFL as they presently exist and as they may be amended from time-to-time; the terms of any existing or future regional, national and network broadcasting contracts that are entered into by the AFL for the broadcasting of Arena Football games; and the approval of the Commissioner, with whom all contracts will be filed within ten (10) days of their execution, and who may disapprove such contracts only on the ground that they fail to comply with the requirements of this
         ARTICLE XI.

SECTION 2 - REGIONAL, NATIONAL, AND NETWORK RADIO AND TELEVISION BROADCASTS All national and/or network radio and television broadcasts of pre-season, regular season, All-Star and/or playoff games will be negotiated and contracted for by the AFL or its designated agent. Any income that is derived from these contracts will be paid to the AFL treasury and this income will be distributed equally to the Members and Gridiron Enterprises, Inc. in amounts and at such times as the Board may decide.

SECTION 3 - RIGHT OF PRE-EMPTION
     A Member may contract for the television or radio broadcast of its home or away games, provided that such contracts reserve the right of pre-emption as that right may exist in the AFL's regional, national or network contracts. Any income that is derived by any Member from its local radio and/or television broadcasting contracts will belong entirely to said Member.

SECTION 4 - VISITING TEAM'S RIGHT TO TELECAST
    Subject to ARTICLE XI, SECTION 1 each Member will grant the visiting Team the right to do radio and/or television broadcasts with regard to any game played between them, subject to the pre-emption right, if any, that is set forth in the AFL's regional, national or network contracts and subject to any reasonable origination fee that may be charged by the home Team's arena.

SECTION 5 - HOME TEAM'S "PROTECTED TELEVISION RADIUS"
     No Member visiting another Member may have a game broadcast within thirty-five (35) miles of the home Team. Any broadcast by the visiting Team that will penetrate the thirty-five (35) mile radius will only be permitted after the visiting Team has received written permission from the home Team.

SECTION 6 - NATIONAL BROADCAST OF AFL GAMES
     No Member may interfere with and/or prohibit the broadcast of national games from their facility. Any Member who attempts any such interference and/or prohibition will be fined and/or suspended by the Commissioner.

ARTICLE XII: MERCHANDISING, LICENSING, AND TRADEMARKS

SECTION 1 - LICENSED MERCHANDISE
     All merchandise which carries, or has affixed to it or imprinted on it, the name of the AFL and/or the name of any of its Teams, or the Gridiron logos, trademarks or tradenames and which is sold by concessionaires; team shops; retail establishments; and/or all other persons, firms or entities, must be purchased solely from manufacturers that are licensed under the AFL's "Licensed Merchandise Program".


SECTION 2 - OWNERSHIP OF LOGOS AND TRADEMARKS
     All of the names, logos and trademarks of the AFL's Member teams are owned by Gridiron Enterprises, Inc.. New AFL Members may apply for registration of their trademarks in their own name, provided that they convey those registrations or applications to Gridiron Enterprises, Inc. and/or to the entity, if any, that has been established to control the AFL's "Licensed Merchandise Program." All of the AFL's Members and Gridiron Enterprises, Inc. will convey all of their rights in the above-referenced team names, trademarks and logos when the AFL establishes a licensed property entity as required under the "License Agreement" with Gridiron Enterprises, Inc. AFLI, Members and Gridiron will have the right to use all Team, League and Gridiron marks for publicity purposes only (i.e., not merchandise).

SECTION 3 - LICENSING & PROPERTIES COMMITTEE
   The AFL's Licensing and Properties Committee will establish guidelines and coordinate merchandise activities and work toward the goal of establishing a properties and licensing company as contemplated by the "License Agreement" between AFLI and Gridiron. Team members will comply with the guidelines and assist AFLI in accomplishing the goals of the Licensed Merchandise Program.

SECTION 4 - SUBMISSION OF LOGOS, MARKS AND DESIGNS
     Members shall submit any proposed logo, name, design and/or trademark and description of the goods on which the marks are to be used to the "Quality Review Committee", who, in turn, will approve/disapprove the request within five (5) days of receipt. Requests can be made by fax unless otherwise required by the Committee.

SECTION 5 - ASSIGNMENT OF RIGHT TO GRANT LICENSES
     AFLI, with Gridiron's advice and consent, will issue all licenses under the AFL's "Licensed Merchandise Program".

SECTION 6 - LABELING OF ALL MERCHANDISE
     All licensed manufacturers must utilize the following "Official Licensed Product" label or such other "Official Licensed Product" label as AFLI may from time-to-time develop and direct;

SECTION 7 - RECORDING OF SALES
     All Members must keep written records and report all sales with the following conditions:

     (A) Game-by-game sales activity, with figures relative to attendance, gross revenues and per capital numbers;

     (B) Retail distribution and gross sales activity; and

     (C) Reports must be submitted to the Quality Review Committee on a monthly basis. These figures will be audited at the request of and at the expense of the AFL League Office.

                         ARTICLE XIII: MISCELLANEOUS

SECTION 1. All of the "By-Laws" that were previously adopted by the AFL are hereby repealed.

SECTION 2. In addition to these "By-Laws", the Board may establish such rules and regulations as it deems necessary and proper to implement any and all of the objectives, purposes of these "By-Laws", the AFL's "Operations Manual" and/or the AFL's "Rule Book".

SECTION 3. Any action that the Board can take or adopt which because of its urgent nature can not await the next Board meeting may be taken or adopted via a written document which describes the action and which is signed or facsimile consented to by two-thirds (2/3) of the Directors. Unless otherwise specified, the action will be padded or defeated as if in normal meeting of the Board.

SECTION 4. Any notice required by any "By-Law" will be deemed to be sufficient if it is given in writing and addressed to the last known address of the addressee and deposited in the United States mail with postage prepaid, or if it is sent via facsimile to the last known facsimile number of the addressee or personally served unless the specific "By-Law" specifically requires a different form of notice.

SECTION 5. If any Article, Section or other portion of these "By-Laws" is determined to be invalid, illegal or unenforceable, such Article, Section or other portion of these "By-Laws" will be severable from the rest of the "By-Laws" and the validity, legality and enforceability of the remaining provisions of these "By-Laws" will not in any way be affected or impaired.

SECTION 6. In these "By-Laws", the masculine, feminine or neuter gender, and the singular or plural number, will each be deemed to include the others whenever the context so requires.

                            ARTICLE XIV: AMENDMENTS

SECTION 1. These "By-Laws" and the "AFL Operations Manual" may be amended at any Board Meeting by:

     (A) A three-fourths (3/4) vote if notice of the proposed amendment is submitted in writing by any Team or the Commissioner to every Director at least fourteen (14) days before the meeting; or

     (B) By a unanimous vote, if the notice provision of ARTICLE XIV, SECTION 1(A) herein is not satisfied.

                      ARTICLE I: NAME AND CORPORATE STATUS

     Arena Football League, Inc. (hereinafter referred to "AFLI") is a Delaware corporation doing business under the name of Arena Football League (hereinafter referred to as "the AFL"). In this regard, each Member in the AFL owns an equal percentage of AFLI which has been organized under SECTION 501(c)(6) of the Internal Revenue Code (NOTE: The AFL is supported on an annual basis be means of equal annual assessments to each of its Members and it is not operated to produce a profit).

                       ARTICLE II: PURPOSE AND OBJECTIVES

     The AFL is organized to operate a league of professional indoor football teams (hereinafter referred to as the "Teams") under an exclusive license that has been granted to AFLI by Gridiron Enterprises, Inc. with regard to the United States, Canada and Mexico. In this regard, each such Team must be owned and operated by an individual, a partnership, a corporate entity, or some other type of business enterprise (hereinafter referred to as a "Member of the AFL"). Furthermore, as set forth in ARTICLE X, SECTION 1 (A) herein, no Member -- and/or any person or entity that has any ownership interest in a Member -- is allowed to directly or indirectly own stock in -- and/or have any direct or indirect financial interest in -- any other AFL Member or Team.

     Each Member of the AFL must organize and operate a Team in the AFL on an ongoing basis. In this regard, a Member which can not -- and/or which does not -- operate its Team on an ongoing basis will automatically forfeit its AFL membership and its AFL Team.

     These "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book", and such other rules and regulations that the AFL may enact from time-to-time constitute a contract among the Members of the AFL. In this regard, the AFL and each of its Members will be governed by these "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book", and any other rules and/or regulations that the AFL may adopt -- and as those may be amended, modified, added to or deleted from at any time in the future. In addition, the AFL and each of its Members will be governed by the license granted to AFLI by Gridiron Enterprises, Inc.

     Any revenue that the AFL receives for its own benefit -- and/or for the benefit of its Members -- will be deemed to be the property of the AFL and not the Members. In this regard, the AFL's Board of Directors may divide any such revenue and transfer it -- to all of the Members; provided, however, that if the Executive Committee of the AFL's Board of Directors determines, via a majority vote, that an "emergency situation" exists with regard to the ownership and/or operation of a Member or Team, with regard to the attachment or "freezing" of any stock or assets of a Member or Team, and/or with regard to the Member's ability to continue operating its Team, then the Commissioner may exclude that Member from its share of any such AFL funds (NOTE: Under no circumstances may a Member's "Letter-of-Credit" be drawn without a majority vote of the AFL's Executive Committee). Any such funds that would have been transferred had an "emergency situation" not existed will remain in the AFL's general operating account under the control of the Commissioner -- and the Commissioner will transfer such funds to the Member only when the Board of Directors has determined that the aforementioned "emergency situation" no longer exists.

                          ARTICLE III: BOARD OF DIRECTORS

SECTION 1 - COMPOSITION OF THE BOARD
     (A) The Members will supervise the affairs of the AFL through a Board of Directors (hereinafter referred to as "the Board"). In this regard, each Member will appoint one representative (hereinafter referred to as "the Director") to the Board -- and each such Director will have the right to exercise one (1) vote on all matters that are voted upon by the Board. In addition, each Member will also appoint one (1) alternate representative (hereinafter referred to as "the Alternate Director") to the Board -- and, in the absence of the Member's Director, this Alternate Director will have the right to exercise one (1) vote on all matters that are voted upon by the Board.

     In addition to the above, Gridiron Enterprises, Inc., the owner of the applicable patent regarding the game of Arena Football, will also appoint one
(1) Director to the Board and one (1) Alternate Director to the Board. In this regard, Gridiron's Director will have the right to exercise one (1) vote on all matters that are voted upon by the Board -- and, in the absence of Gridiron's Director, Gridiron's Alternate Director will have the right to exercise one (1) vote on all matters that are voted upon by the Board.

     The Commissioner of the AFL will also be a Director of the Board, designated as an "Ex Officio Director" -- and the Commissioner will be required to exercise one (1) vote whenever the Board is otherwise deadlocked in a tie vote. The Commissioner, however, will not be allowed to appoint an Alternate Director.

     (B) Unless otherwise noted herein, all actions of the Board will require a simple majority of all of the Directors voting on a matter at a meeting for which a quorum was established at the start of

                             Page 2 -- Rev. 1/3/95
the meeting -- and the Board will be empowered to conduct meetings and to transact business so long as there was such a quorum present at the start of the meeting (NOTE: See ARTICLE III, SECTION 2 herein). In this regard, a Director's absence and/or a Directors vote to abstain will be counted as a "non-vote" on the issue being considered and, as such, an absence and/or an abstention vote will not be counted in determining whether a majority has voted in favor of -- or against -- any issue.

     (C) A Member's presence at any meeting of the Board may be accomplished by means of the personal appearance of its Director or Alternate Director -- or by the proper assignment of its proxy to another Director or Alternate Director per ARTICLE III, SECTION 1(G) herein. Expect as otherwise noted herein, the Board may conduct meetings and transact business by means of meetings in person or by means of telephone conference calls.

     (D) Within sixty (60) days after a new membership has been established, the new Member must submit to the Commissioner, in writing, the name of the person who will serve as its Director and the name of the person who will serve as its Alternate Director for the following year (NOTE: This must be done via the Member's submission to the Commissioner of an "Arena Football League Information Form", a copy of which is appended hereto to as APPENDIX I and incorporated herein by reference). In addition, each Member must notify the Commissioner, in writing, within forty-eight (48) hours of the resignation or removal of its Director or Alternate Director, and must, at that same time, notify the Commissioner of the replacement for same (NOTE: The resignation or removal of a Director or Alternate Director and the appointment of the replacement will be deemed to be effective upon the Commissioner's receipt of the written notice regarding same).

     Each Member may replace its respective Director and/or its respective Alternate Director at will, at any time, and for any or no reason. In this regard, however, a Member may only replace its Director and/or Alternate Director by filing a revised "Arena Football League Information Form" (See APPENDIX I) with the Commissioner (NOTE: The replacement will be effective upon the Commissioner's receipt of the "Arena Football League Information Form").

     At a minimum, either the Director or the Alternate Director must be a shareholder, a partner, or an executive-level employee of the appointing Member (NOTE: In the absence of any evidence to the contrary, it will be presumed that the majority owner of the member has the authority and power to appoint its Director and Alternate Director). In this regard, however, no AFL player, AFL coach, or agent for an AFL player or an AFL coach may be a Director, Alternate Director or proxy thereof unless (s)he is also the majority shareholder of the team. In addition, any person serving as a Director, Alternate Director, or proxy thereof will be prohibited from being an AFL player or an AFL coach for two (2) years from the date (s)he last held the position of Director, Alternate Director, or proxy thereof. Notwithstanding anything to the contrary that is set forth in this subsection, any AFL coach who was designated as an Alternate Directors prior to September 1, 1994 may remain in that positions so long as his Member chooses to retain him in same.

     Each Director and Alternate Director will hold office until his/her term expires or until his/her resignation or removal by the appointing Member. If, however, any Member of the AFL withdraws from -- or is expelled from -- the AFL, then the term of that Member's Director and Alternate Director will automatically terminate at the time of the withdrawal/expulsion.

     (E) Each Member's Director will be allowed to attend and participate in all meetings of the Board -- and will have their right to exercise one (1) vote on all matters that are voted upon by the Board at same. In addition, each Member's Alternate Director will be allowed to attend and participate in all Meetings of the Board -- but such an Alternate Director will only be allowed to exercise the Member's vote in the absence of the Director.

     (F) Only a Member's Director and Alternate Director have the right to attend meetings of the Board. In this regard, no other person may attend such meetings as a representative of the Member unless (s)he has expressly been authorized to do so, in advance and in writing, by the Commissioner (NOTE:
The Commissioner must notify the full Board at the start of the meeting whenever anyone other than a Director and/or Alternate Director has been authorized to attend a meeting of the Board).

     (G) In the absence of both a Member's Director and Alternate Director at a face-to-face meeting of the Board, a Member will be entitled to vote by proxy only if:
     - the proxy is in writing and it is given to another voting Director voting Alternate Director;
     - the validity of the proxy is limited to the one (1) meeting for which it is granted;
     - a copy of the proxy has been provided to the Commissioner; and the Commissioner has informed the Board of the proxy prior to the proxy casting any vote.

     In the absence of both a Member's Director and Alternate Director at a meeting of the Board via a "Conference Call", a Member will be entitled to vote by proxy only if:


                                  Page 3 - Rev. 1/3/95

     - the proxy is announced at the outset of the "Conference Call" or at the time that a Director and/or Alternate Director is leaving same; and
     - the validity of the proxy is limited to the one (1) "Conference Call" or to the balance of the "Conference Call for which it is granted.

     Notwithstanding the above, no voting via a proxy will be permitted in considering an application for membership or relocation; an application for the sale, transfer, assignment or termination of a Member; or the dissolution of the AFL. In this regard, only those Members who are directly represented by a Director or Alternate Director will be allowed to vote concerning an application for membership or relocation, an application for the sale, transfer, assignment or termination of a Member, or the dissolution of the AFL.

     (H) As used in the remainder of these By-Laws, the term Director will mean the Director or Alternate Director who has been selected by the Member to vote at the meeting or on the issue in question. In this regard, all such reference will apply equally to the Director and the Alternate Director.

SECTION 2 - MEETINGS
     (A) The "Annual Meeting" of the AFL will be held within sixty (60) days after the AFL's "Championship Game" in a city to be selected by the Commissioner and/or by the AFL's Board of Directors (NOTE: In the event that the Commissioner and the Board of Director's do NOT agree upon the location for the "Annual Meeting", the Board of Directors' selection will be designated as the site for same).

     (B) The Commissioner -- and/or any at least three (3) members of the AFL's Executive Committee -- may call a "Special Meeting" at any time and place -- and any such "Special Meeting" may take place via telephone conference call (NOTE: In addition, the entity that has scheduled a "Special Meeting" must provide at least forty eight (48) hours written notice to each Director prior to the start of such meeting). The date, time and/or place of any "Special Meeting" may be changed via a petition that is signed by two-thirds (2/3) of all the Members.

     (C) The Commissioner must provide at least ten (10) days written notice to each Director prior to the "Annual Meeting".

     (D) The notice requirements for any meeting of the Board may only be waived by the unanimous vote of the entire Board.

     (E) The Commissioner must provide a written description of any item that is to be voted upon by the Board during an "Annual Meeting" to each Director at least ten (10) days prior to the start of the "Annual Meeting". Similarly, the entity that has scheduled a "Special Meeting" must provide a written description of any item that is to be voted upon by the Board during a "Special Meeting" to each Director at least forty-eight (48) hours prior to the start of the "Special Meeting".

     (F) One-half (1/2) of the Directors of those Members that are "in good standing" plus one (1) will constitute a quorum for all AFL meetings. A quorum, once established, can not be broken by the departure of any Director(s).

     (G) At all Board meetings, each Member that is "in good standing" will be entitled to one (1) vote on all matters that are voted upon by the Board -- and this vote may only be cast by that Member's Director or Alternate
Director or by a proxy which has been properly appointed per ARTICLE III,
SECTION 1 (G) herein.

     (H) ROBERT'S RULES OF ORDER will govern all aspects of any Board meetings with regard to issues that are not addressed by these "By-Laws".

     (I) At all meetings of the Board where the Directors meet in person, no Director will be allowed to participate in the meeting via telephone.

     (J) The Commissioner may recess any meeting of the Board without the requirement of a further notice to reconvene.

SECTION 3 - CORPORATE OFFICERS
     (A) The Board will appoint a President and other corporate officers at its "Annual Meeting". Each such officer will be elected by an affirmative vote of the majority of the Directors -- and no person may be elected to more than one (1) of these positions.
     The Board's appointment of a President and other corporate officers will be subject to the provisions for removal as outlined below. In this regard, however, the appointed individuals may be elected to successive terms in the same office without any limitation with regard to the total number of terms served in any one position or in any total number of positions.
     The President and the other corporate officers will serve without compensation; provided, however, that they all may be reimbursed for any appropriate out-of-pocket expenses that are related to their functioning as officers of the AFL. In this regard, the Chair of the AFL's Administration & Finance Committee will review and approve, as appropriate; the out-of-pocket expenses of the President and the other corporate officers.

     (B) The President will be elected for a three (3) year term by affirmative vote of a majority of all of the Directors. In this regard, the President will, in the absence of the Commissioner, chair all of the meetings of the Board. In addition, the President will serve as the Chief Executive Officer (CEO) of AFLI.

     (C) The Executive Vice President will be elected for a two (2) year term by an affirmative vote of a majority of the Directors. In this regard, the Executive

                                  Page 4 - Rev. 1/3/95

Vice President will undertake whatever action is necessary in order to promote the interests of the AFL and, in the absence of the Commissioner and the President, the Executive Vice President will serve as CEO of AFLI and will, respectively, chair all of the meetings of the Board.

         (D) The Treasurer will be elected for a one (1) year term by an affirmative vote of a majority of the Directors. In this regard, the Treasurer will serve as the Chief Fiscal Officer (CFO) for the AFL and, in that capacity, the Treasurer will oversee all of the financial operations of the AFL. In addition, the Treasurer will also be empowered to receive - and to transmit - all funds on behalf of the AFL, and (s)he will prepare and present quarterly reports to the Board with regard to the fiscal status of the AFL and its Members' Teams.

         (E) The Secretary will be elected for a one (1) year term by an affirmative vote of a majority of the Directors. In this regard, the Secretary will be responsible for the care and custody of the official records and papers of the AFL. The Secretary will also prepare and furnish such reports as may be requested by the Commissioner, the President and/or the Board.

         (F) In addition to the officers noted above, the Board may also appoint one or more Vice President(s), one or more Assistant Treasurer(s) and one or more Assistant Secretary(ies) but these appointees, if any, will not be deemed to be corporate officers of the AFL. In this regard, all of these appointments, if any, will automatically conclude on September 30th of each year unless they are specifically extended by the Board.

         (G) At the conclusion of his/her tenure, or at the request of the Board, each corporate officer must, within twenty-four (24) hours of his/her departure to within twenty-four (24) hours of receiving such a request from the Board, deliver, to his/her successor or to the Board, all of the AFL funds, records and property that are in his/her possession.

         (H) The President and the other corporate officers of the AFL will be indemnified by the AFL against any and all costs and expenses (including, but not necessarily limited to, attorneys' fees, judgments, fines, and/or any amounts paid in settlement) that are actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding to which they are made a party by reason of their being, or having been elected to serve as, corporate officers of the AFL, except with regard to matters as to which a court of competent jurisdiction, in a proceeding to which they are a party, has adjudged that such indemnification is contrary to law or is against public policy, or unless (s)he or they are adjudged in such action, suit or proceeding to be liable for intentional gross misconduct in the performance of his/her duties as a corporate officer of the AFL. This right of indemnification will be in addition to - and will not be deemed to be a substitution for - any other rights to which the President and/or the other corporate officers may be entitled under applicable law.

         (I) The President will have the authority to temporarily fill any vacancies which may occur in elective offices until the Board has had an opportunity to conduct an election to fill such vacancies.

SECTION 4 - EXECUTIVE COMMITTEE
         (A) The Board will elect an Executive Committee which will consist of five (5) Directors or Alternate Directors. At the time of the adoption of these "By-Laws", the terms of the current members of the Executive Committee were as follows: two (2) terms expire on December 31, 1997; two (2) terms expire on December 31, 1996; and one (1) term expires on December 31, 1995. As each of those terms expires, the Board will elect a Director of Alternate Director to a three (3) year term to fill the vacancy. If a member of the Executive Committee is no longer a Director or Alternate Director of the Board, his/her term will be considered to be "vacant' immediately - and a new Director or Alternate Director will be elected to the Executive Committee to fill the balance of the vacant term.

         The election method for all vacancies on the Executive Committee will be as follows:

         (i) At a meeting of the AFL's Board of Directors, Directors and Alternate Directors may nominate candidates to fill any vacant term(s) on the Executive Committee (NOTE: Only Directors or Alternate Directors serving on the Board at that time may be nominated to fill a vacancy on the Executive Committee);

         (ii) Each Member will vote for one (1) nominee for each vacant term; and

         (iii) The candidate receiving the most votes will fill the longest vacant term; the candidate receiving the second-most votes will fill the second longest vacant term, etc. In the event of a tie, a lottery will determine which candidate will fill the longest vacant term.

         (B) The Executive Committee will select its own Chair - and the Chair will serve for a one (1) year term.

         (C) The Executive Committee will consult regularly with the Commissioner and, as appropriate, will make recommendations to the full Board on matters of major significance to the AFL.

         (D) If a member of the Executive Committee dies, is incapacitated, resigns, is removed as a Director or is otherwise unable to serve his/her full term, a replacement will be elected by the Board for the balance of the member's term at the next meeting of the Board.


                             Page 5 - Rev. 1/3/95

SECTION 5 - LITIGATION AGAINST A MEMBER
         Except as may be otherwise precluded by these "By-Laws", the AFL may only institute appropriate legal action(s) against a Member if a two-thirds (2/3) majority of the Board votes, in advance, to approve such action(s). In this regard, a vote to consider such action(s) may only take place at a "Special Meeting" which has been properly announced for that express purpose per ARTICLE III, SECTION 2 herein.

                           ACTION IV: COMMISSIONER

SECTION 1 - HIRING/VESTING OF AUTHORITY
         (A) The Board of Directors will hire an individual to serve as the Commissioner of the AFL. In this regard, the Commissioner's initial employment contract must be approved by an affirmative vote of two-thirds (2/3) of the Board. Once approved, however, the Commissioner's employment contract may extended by a majority vote of the Board of Directors.

         (B) Via the approval of the Commissioner's employment contract, the AFL - and all of its Members - automatically vest the Commissioner with the full power and authority to carry out the duties that are delegated to him/her via these "By-Laws". If the position of Commissioner remains vacant for more than thirty (30) days, the President will assume all of the powers and duties of the Commissioner until a new Commissioner is appointed.

         (C) The Commissioner shall be the principal executive officer of the League and have general supervision of its business and affairs, including the hiring of League Office employees.

SECTION 2 - POLICIES AND PROCEDURES
         The Commissioner shall interpret - and, from time-to-time, establish - policies and procedures with respect to the provisions of the AFL's
"By-Laws" and any enforcement thereof. In this regard, the interpretations and/or rulings of the Commissioner can only be overruled via a three-fourths (3/4) majority vote of the AFL's Board of Directors.

SECTION 3 - INCURRING EXPENSES
         The Commissioner, on behalf of the AFL, may incur any reasonable expenses which, in his/her discretion, are necessary to conduct and transact the business of the AFL; provided, however, that prior Board approval will be required for any expenditure over and above the "Annual League Office Budget" that has been approved by the Board. These expenses will include, but will not necessarily be limited to, the following: the leasing of office space; the hiring of League Office employees; and the engaging of other assistance or services.

SECTION 4 - MANAGEMENT COMMITTEES
         The Commissioner will appoint appropriate Management Committees to assist him/her with regard to specific functions of the AFL (NOTE: Each of these Management Committees will consist of five (5) or seven (7) members). These Management Committees will include, but will not necessarily be limited to, the following: the Administration & Finance Committee; the Expansion & Relocation Committee; the Legal & By-Laws Committee; the Marketing & Television Committee; the Property & Licensing Committee; the Public Relations Committee; the Rules & Competition Committee; and the Team Operations Committee.

SECTION 5 - LEGAL ACTIONS ON BEHALF OF THE AFL
         The Commissioner is authorized at the expense of the AFL, to hire a legal counsel and take or adopt appropriate legal action(s) or such other steps or procedures as (s)he deems necessary and proper in the best interests of either the AFL or Arena Football, whenever any party or organization that is not a member of, employed by, or connected with the AFL or any member thereof, is guilty of any conduct that is detrimental either to the AFL, its member Teams or employees, or to Arena Football, provided, however, that an affirmative vote of two-thirds (2/3) of the Directors has approved, in advance, all such legal action(s)/defense(s).

SECTION 6 - WORKING AGREEMENTS WITH OTHER PROFESSIONAL FOOTBALL LEAGUES
         The Commissioner may negotiate working agreements with other leagues or professional football associations (such as the the National Football League, the Canadian Football League, the World League of American Football, etc.) on behalf of the the AFL provided, however, that a majority of the Directors must approve all such working agreements that are entered into by the AFL before they are signed by the Commissioner.

SECTION 7 - KEEPING OF ACCURATE AND CURRENT RECORDS
         The Commissioner must ensure that complete and accurate records and accounts of all of the AFL's proceedings and business transactions are kept on a current basis. In this regard, the Commissioner must draft "Minutes" of each meeting of the Board - and must submit those "Minutes" to the AFL's Board of Directors within ten (10) days of each such meeting (NOTE: If the Board of Directors does not "disapprove" those "Minutes" at its next regularly-scheduled meeting then the "Minutes" will be considered to be "approved" and added to the permanent records of the AFL's Board of Directors). In addition to the above, the Commissioner must make a full and complete report of all of the AFL's business transactions during the preceding twelve (12) month period at each of the AFL's "Annual Meetings" and/or at the direction of the Board.

SECTION 8 - FINANCIAL ACCOUNTING OF AFL FUNDS
         The Commissioner must submit an accurate and detailed financial accounting of the AFL's exact financial condition, which such report must be compiled in accordance with generally accepted accounting principles, within thirty (30) days after the end of each operational quarter, and within sixty
(60) days following


                             Page 6 - Rev. 1/3/95
the end of each operational year (NOTE: The AFL's "operational year" will run from October 1st of each year through September 30th of the next year). In addition, the Commissioner must, upon the request of the Board, submit additional financial reports with regard to the AFL's financial condition.

SECTION 9 - "OPERATIONS MANUAL"
     The Commissioner must maintain - and, as necessary, update - the "AFL Operations Manual", which will be reviewed and approved each year by the Board at its "Annual Meeting" (NOTE: In the absence of any such approval, the "AFL Operations Manual" that was previously approved by the Board will remain in full force and effect). In this regard, however, the Board may also develop policies and procedures for inclusion in the "AFL Operations Manual"
- and the "AFL Operations Manual" may be amended, at anytime, by a two-thirds (2/3) majority vote of the Board.

SECTION 10 - "RULE BOOK"
     The Commissioner must maintain - and, as necessary, update - the "AFL Rule Book", which will be reviewed and approved by the Board on or before February 15th of each year (NOTE: In the absence of any such approval, the "AFL Rule Book" that was previously approved by the Board will remain in full force and effect). In this regard, however, the Board may also develop policies and procedures for inclusion in the "AFL Rule Book" - and the "AFL Rule Book" may be amended by a majority vote of the Board (NOTE: The "AFL Rule Book" may only by amended during the period from April 15th through September 15th via a unanimous vote of the Board of Directors).

SECTION 11 - "ANNUAL OPERATING BUDGET"
     The Commissioner will prepare a proposed "Annual Operating Budget" - and will submit same to the Administration & Finance Committee at least fifteen
(15) days before each "Annual Meeting". Thereafter, the Administration & Finance Committee will present the Commissioner's proposed "Annual Operating Budget", along with its findings and recommendations, to the entire Board at least ten (10) days prior to the "Annual Meeting".

     At the "Annual Meeting" of the AFL, the Board will review - and, as it deems appropriate, amend - the Commissioner's proposed "Annual Operating Budget". Thereafter, the Board will approve an "Annual Operating Budget" which will include, but which will not necessarily be limited to, the following items: the Commissioner's salary and expenses; the AFL employees' and consultants' salaries and expenses; other League Office expenses; and the fees for game officials and any other fees as may, from time to time, be incurred by the AFL in the normal course of its operations. In the absence of the Board approving a new "Annual Operating Budget" at the "Annual Meeting" of the AFL, the AFL will automatically adopt the same "Annual Operating Budget" that was in effect for the prior operational year.

SECTION 12 - OUTSIDE LEGAL COUNSEL/OUTSIDE ACCOUNTANT
     The Commissioner will recommend to the Board an outside legal counsel and an outside accountant for the AFL. A majority of the Directors must approval all such appointments - and the method and amount of compensation for same.

SECTION 13 - CONFIDENTIALITY
     All business conducted at all meetings of the Board will be deemed to be "confidential" unless the Commissioner determines that it is in the best interest of the AFL to publicly disseminate specific information concerning any item(s) that was/were discussed and/or decided upon at such meetings. In this regard, however, the Commissioner will disseminate an "official press release" upon the conclusion of any "Annual Meeting" or "Special Meeting" of the Board unless the Board has voted, by a two-thirds (2/3) majority, not to issue such a release.

SECTION 14 - REGULAR SEASON SCHEDULING
     The Commissioner will oversee the preparation of the schedule of regular season games under the following terms and conditions:

     - the Board will determine how to arrange the Teams in divisions, conferences, etc.;

     - the Board will determine the number of games to be played by each Team - and every Team must be scheduled for the same number of regular season games (NOTE: One-half (1/2) of each Team's games will be scheduled as "home" games - and the other half will be scheduled as "away" games).

     - the Board will determine the number of games that each Team will play in its respective division, including the number of times each Team will play each divisional opponent; and

     - any Team's refusal or financial inability to play a scheduled game will render the offending Member subject to a fine of Two Hundred Fifty Thousand Dollars ($250,000), forfeiture of the game, and termination and/or suspension from the AFL per ARTICLE VIII,
        SECTION 1(H).

SECTION 15 - NUMBER OF GAMES
     The number of games to be played by each Team in an upcoming season will be the same as the number of games played by each Team during the previous season; provided, however, that the Board may change the number of regular season games by a sixth-tenths (6/10) vote at its "Annual Meeting".

SECTION 16 - PROTEST OF A REGULAR SEASON GAME
     (A) In order to protest the result of any regular season game - and/or to question a player's eligibility for same - a Team must notify the Commissioner, in writing, within twenty-four (24) hours after the conclusion of said game, by facsimile, by telegram or

                             Page 7 - Rev. 1/3/95
by other electronic transmission, stating therein all of the grounds for the protest/question. In this regard, however, no such protest/question may be filed in connection with any game that is played after 12:00 Midnight (CDT) on the day of the last game of the regular season.

     (B) A regular season game may be protested - and/or a player's eligibility during a regular season game may be questioned - only by a Member's Director or Alternate Director. In addition, the right to protest a game - and/or to question a player's eligibility for same - will be limited to those Teams that were involved in the game.

     (C) Each notice of protest and/or question of player eligibility must be immediately confirmed via written letter - and each such letter-of-confirmation must be accompanied by a check in the amount of Ten Thousand Dollars
($10,000) payable to the AFL. If the Member filing the protest/question prevails in the protest, the $10,000 payment will be refunded - and if the Member does not prevail in the protest, the $10,000 payment will be forfeited and retained by the AFL. In this regard, the Commissioner will decide as to whether a Member has/has not prevailed in a protest.

     (D) Upon receipt of a notice of protest and/or question of player eligibility, the Commissioner will immediately notify the Member operating the opposing Team in the game. Thereafter, the Commissioner will require both Members to file with the Commissioner such evidence as (s)he deems to be relevant to the issues involved in the protest/question.

     (E) Each Member that is protesting a game - and/or that is questioning the eligibility of a player - will have two (2) days to submit the requested evidence - and the Commissioner will decide the protest/question raised within twenty-four (24) hours of his/her receipt of such evidence.

     (F) The Commissioner's decisions regarding all protested games - and/or all questions of player eligibility - will be final and binding upon both of the affected Teams and upon all of the other Teams in the AFL. In this regard, such a decision can only be appealed to the AFL's Executive Committee
- and the AFL's Executive Committee will be obligated to hear such an appeal only if at least one (1) member of that committee who is not directly involved in the protested game recommends that such a review be undertaken (NOTE: All such appeals to the Executive Committee must be submitted, in writing, to the Chair of the Executive Committee within twenty-four (24) hours of the Commissioner's decision regarding a protest/question). Thereafter, the Executive Committee must render a decision within twenty-four
(24) hours of its receipt of the written notice of appeal - and, in this regard, the Executive Committee can only overrule the decision of the Commissioner by a unanimous vote (NOTE: No member of the Executive Committee directly involved in the appeal of the Commissioner's decision regarding a protest may, under any circumstances, vote with regard to the Executive Committee's review of same).

SECTION 17 - LEGAL ACTION AGAINST THE COMMISSIONER/AFL BY A MEMBER
     Any Member that initiates any lawsuit(s) and/or any other legal proceeding against the Commissioner, either individually or in his/her official capacity, and/or against the AFL, any AFL Director, any AFL Alternate Director, or AFL Officer, and/or any Member, or any Member's employees, directors or officers for any claim or demand whatsoever arising out of or in connection with any decision or action of the Commissioner, individually or in his/her official capacity, and/or of the AFL, any AFL Director, any AFL Alternate Director or any AFL Officer, and/or any Member, or any Member's employees, directors, or officers automatically agrees to pay the attorneys' fees for all of the defendants in such lawsuit(s) and/or legal proceeding(s) if the person or Member who brings the suit or proceeding does not completely prevail in same. In addition, no such lawsuit and/or other legal proceeding can be initiated unless the person or Member has already posted a Fifty Thousand Dollar ($50,000) cash bond with the Commissioner (NOTE: If the plaintiff in such a lawsuit and/or legal action prevails in same, the $50,000 will be returned but, if the plaintiff does not prevail, the $50,000 will be forfeited and retained by the AFL).

     For the purposes of this Section of the "By-Laws", it will be presumed that a Member has authorized any lawsuits and/or other legal proceedings that are initiated by any of its shareholders, officers, directors or employees. In this regard, a Member will be subject to the same requirements - and/or to the same penalties - with regard to any lawsuits or other legal proceedings that are initiated by any such parties against the Commissioner, either individually or in his/her official capacity, and/or against the AFL, any AFL Director, any AFL Alternate Director, or any AFL Officer, and/or any Member, or any Member's employees, directors or officers for any claim or demand whatsoever arising out of or in connection with any decision or action of the Commissioner, individually or in his/her official capacity, and/or of the AFL, any Member or any Member's employees, directors, or officers.

SECTION 18 - AFL DRUG POLICY
     On or before March 31, 1995, the Commissioner will formulate an AFL "Drug Policy" which will be consistent with all of the applicable laws concerning the player's rights to privacy and employment security - and (s)he will submit same to the Board for inclusion in the AFL's "Operations Manual". In this regard, any AFL "Drug Policy" which is adopted by the Board will be applicable to all Teams and, under no circumstances, will any Member be allowed to adopt a less stringent drug policy for its own Team.

SECTION 19 - VIOLATIONS NOT OTHERWISE COVERED
     Wherever there is a rule for which no penalty

                            Page 8 - Rev. 1/3/95
has been specifically established for violation thereof, the Commissioner will have the authority to fix a penalty which, in his/her judgment, is appropriate and fair. Similarly, whenever a situation arises that is not covered in these "By-Laws", the Commissioner will have the authority to make such decisions which, in his/her judgment, are appropriate and fair; provided, however, that no monetary penalty fixed under this provision can exceed Ten Thousand Dollars ($10,000) without the prior approval of a two-thirds (2/3) vote of the Board.

SECTION 20 - "IN THE BEST INTEREST OF THE AFL"
     In addition to all of the other powers granted to or vested in the Commissioner under these "By-Laws", the "Membership Agreement", the AFL's "Rule Book" and/or any other rules and/or regulations that are adopted by the Board, the Commissioner will have the power to make decisions on any other issue(s) that is/are not specifically addressed in such document(s) so long as the announced decision is one which the Commissioner declares to be "in the best interest of the AFL". All such decisions of the Commissioner which are announced as being "in the best interest of the AFL" - and which are not otherwise prescribed or provided for hereunder - must be circulated to the Board of Directors by the close of business (i.e., 5:00 pm CDT) on the day of the decision. All such decisions will be subject to the review of the Directors via a "Special Meeting" which must be called by the Commissioner for this purpose if at least one-quarter (1/4) of the Board of Directors requests, in writing, such a meeting (NOTE: All such "Special Meeting" must be held within forty-eight (48) hours of the issuance of such a decision). At all such "Special Meetings", the Directors may discuss and review all of the actions which have been taken by the Commissioner "in the best interest of the AFL" - and the Directors may overturn the Commissioner only by a three-fourths (3/4) majority vote of the Directors who are actually in attendance at such meeting (NOTE: No "interested" Director will be disqualified from voting thereon).

SECTION 21 - ACTIONS TAKEN BY THE COMMISSIONER
     Except as provided otherwise herein, all of the actions which are taken by the Commissioner pursuant to this ARTICLE VI - and/or pursuant to any other Article of these "By-Laws" - and which are not specifically referable to the Board will be final, binding and conclusive as an award in arbitration. As such, all such actions may be enforced by the AFL via an appropriate action in a court of competent jurisdiction in accordance with the laws of the state in which the league is headquartered.

ARTICLE V: RELOCATION AND TRANSFER OF EXISTING MEMBERSHIPS AND MEMBERSHIP OBLIGATIONS

SECTION 1 - ESTABLISHMENT OF MEMBERSHIP TERRITORY
     All memberships will be issued to Members for the location that was originally approved by the Board and as thereafter was set forth in the Member's "Membership Certificate" (NOTE: Unless otherwise specified in a Member's "Membership Agreement", all such locations will be exclusive to that Member for the municipality named therein and for an area covering a radius of seventy-five (75) miles from the geographic center of the City or Township for which the Member's membership was granted and in which its home arena is located). The area described above will be referred to as the Member's "Territory".

SECTION 2 - APPLICATION TO RELOCATE
     A Member may change its territory of operation to a different location only in accordance with and subject to the following provisions:

     (A) An application to relocate a member team to a new territory must be made in writing to the Commissioner - and this application must identify the proposed new location and the new arena in which the Member proposes to play its home games;

     (B) No application to relocate may be considered unless it is submitted on or prior to the first day of September of the year prior to the year in which the proposed relocation is to take effect (NOTE: If the proposed relocation will be subject to the provisions of ARTICLE V, SECTION 4 (A) herein, then written notice of the "consent" set forth therein must accompany the application to relocate); and

     (C) All requests by any Member for a change in the Member's territory may be approved only if the relocation request is first referred to the Expansion & Relocation Committee, which may request any and all reasonable information from the Member that is requesting such relocation. Upon its review of all of the factors relating to the need for the transfer - and the demographics and environment of the proposed new location, the Expansion & Relocation Committee will, by majority, recommend to the Board that the proposed transfer be approved or disapproved. Thereafter, the Board may approve such relocation of a Member only upon an affirmative vote of two-thirds (2/3) of the Board.

SECTION 3 - APPLICATION FOR NEW MEMBERSHIP
     (A) The Board will determine the expansion fee to be charged with regard to the sale of each new Membership in the AFL - and the terms and conditions for such a sale. In this regard, the sale of each new Membership is deemed the sale of a portion of the equity of the AFL's corporate assets (NOTE: This includes, but is not limited to, player contracts in an expansion draft, office equipment, and the rights to future accounts receivable).

     (B) All requests by any person or entity for the granting of a "new" Membership by the AFL must be made in writing and must contain all of the information that is required on the most current edition of the AFL's "Membership Application Form" (NOTE: The original application materials will be reviewed by the AFL Commissioner - and complete copies of same will be

                                  Page 9 - Rev. 1/3/95
sent within five (5) days of his/her receipt of same to the Chair of the AFL's Expansion & Relocation Committee per ARTICLE V, SECTION 4 (B) herein). All such applications must be accompanied by a Twenty-Five Thousand Dollar ($25,000) application fee in the form of a certified or cashiers check - and by the "consent", if required, as set forth ARTICLE V, SECTION 4 (A) herein (NOTE: All such fees will be maintained by the AFL Commissioner in an interest-bearing escrow fund - and no funds will be dispersed and/or distributed from that account without the approval of at least two-thirds (2/3) of the AFL's full Board of Directors).

     (C) $5,000 of the above-referenced application fee will be deemed to be a "fee absolute" which the AFL has earned upon its receipt and review of the application. Thereafter, if the membership application is rejected by the Board, then the $20,000 "balance" will be returned to the applicant - and if the application is approved BY THE BOARD, then the $20,000 "balance" will be applied to the then outstanding membership fee.

     (D) Within ten (10) days after it receives any payment from the sale of a new Membership, the AFL League Office will divide those proceeds - in equal shares - among all of the Members that are "in good standing" and Gridiron.

     (E) If a Member's membership has been terminated and/or if the Member's Team withdraws from the AFL then that Member and Team will not be entitled to any proceeds from the sale of any new Membership which occurred after the Membership has been terminated or the Team withdraws.

     (F) With the exception of ARTICLE V, SECTION 3(E) herein, and with the exception of the "emergency situation" provision set forth in ARTICLE II herein, once a new Membership is approved, each existing team and Gridiron will become permanently vested in the expansion payments of each such new Membership (NOTE: Once a new Membership is approved, the Board may not reduce, change, defer, adjust, allocate or redirect any of the expansion revenues related to that new Member without an unanimous vote of all of the Directors).

SECTION 4 - INVESTIGATION AND APPROVAL PROCESS FOR NEW MEMBERSHIP AND RELOCATION APPLICATIONS
     (A) If an applicant for relocation or a new membership proposes to operate in a municipality which is within a current Member's "territory", then the Director representing the existing Member must consent, in writing, to the filing of the application. If such written "consent" is not forthcoming, then the application for relocation or a new membership can not be considered by the Board.

     (B) Within five (5) business days of the receipt of a completed application for a new membership or an application to relocate, the Commissioner must send complete copies of the application materials to the Expansion/Relocation Committee. Thereafter, within forty-five (45) days of its receipt of the completed application for expansion or relocation, the Chair of the Expansion & Relocation Committee will report to the Board with respect to the results of that Committee's investigation - and its recommendation as to whether the application should be granted or denied.

     (C) In considering an application for a new membership, the Expansion & Relocation Committee will conduct such investigations and consider such factors that it deems to be appropriate and relevant, including, but not limited to, whether it is in the best interest of the AFL to expand the number of members in the AFL as well as those factors set forth in ARTICLE V,
SECTION 4 (D) herein. In this regard, the Chair of the Expansion & Relocation Committee must submit the Committee's recommendation for each application for a new membership to the full Board on or before September 30th of each year - and the Board can not review any such recommendations that it receives after that date unless it first approves, via a two-thirds (2/3) vote, to extend the September 30th "deadline".

     (D) In considering an application for new membership or relocation, the recommendations of the Expansion/Relocation Committee will be based solely and exclusively upon the following factors:

     - Whether the proposed location can support a Team in the AFL or, if the proposed new location is within the "territory" of an existing
        Member, whether the proposed new location can support another Team (NOTE: In evaluating this issue, the Expansion & Relocation Committee will consider the following factors: the existing and projected population within the proposed "territory"; the income levels and age distribution of the residents of the proposed "territory"; the existing and projected markets for radio, broadcast television, cable television and other forms of audio-visual transmission of AFL games within the proposed "territory"; the size, quality and location of the arena in which the relocating Member proposes to play its home games within the proposed "territory"; and the presence, history and popularity in the proposed "territory" of other professional sports leagues);

     - Whether the applicant has demonstrated that it will be able successfully to operate an AFL Team in the proposed "territory" (NOTE:
        In evaluating this factor, the Expansion & Relocation Committee will consider the applicant's present and projected financial condition and resources - and its past

                                  Page 10 - Rev. 1/3/95
                    performance, if any, in operating a Team in the AFL);
          - Whether the proposed "territory" is likely to have an adverse effect upon the AFL's ability to market and promote AFL football on a nationwide basis in a diverse group of geographic markets;
          - Whether the proposed "territory" presents particular disadvantages for the operation of the AFL, such as by creating significant traveling or scheduling difficulties or because of adverse state or local laws or regulations; and
          - Whether other AFL Members, in addition to the applicant, are interested in transferring their memberships to the proposed "territory and/or whether there are other persons or entities interested in obtaining an expansion membership in the proposed "territory".

          (E) The Expansion & Relocation Committee will investigate each of the applications and will recommend which of the applications, if any, should be granted. In making its recommendations, the Expansion & Relocation Committee will consider all factors listed in ARTICLE V. SECTION 4 (D), herein, and will also consider which applicant, if any, is most likely to operate a successful operation in the proposed "territory" and/or which applicant, if any, will otherwise serve the best interest of the AFL.

          (F) The applicant for a new membership or relocation must furnish all of the information that the Commissioner and/or the Expansion & Relocation Committee deem to be necessary and appropriate in conjunction with their respective investigations (NOTE: The Commissioner and/or the Expansion & Relocation Committee may engage consultants or other experts to assist in the investigation of the application as they respectively deem appropriate). In this regard, all such information that is supplied to the Commissioner and/or the Expansion & Relocation Committee pursuant to this subsection will be made available to the applicant - and the applicant will be afforded an opportunity to appear before the Commissioner and/or the Expansion & Relocation Committee to present whatever additional information or arguments the applicant desires. In addition to the above, any Director may also appear before the Commissioner and/or the Expansion & Relocation Committee to present whatever information or arguments such Director desires.

          (G) All of the reports and recommendations of the Expansion & Relocation Committee will be delivered to each Director at least fifteen (15) days before the "Annual Meeting". Thereafter, each applicant will be afforded an opportunity to appear before the Board at its "Annual Meeting" to present whatever information or arguments the applicant desires (NOTE: The vote of each Director on a proposed relocation will be based solely and exclusively upon the factors listed in ARTICLE V, SECTION 4 (D) herein).

          (H) A new Membership may only be granted with the approval of three-fourths (3/4) of the Directors - and a relocation may only be granted with the approval of two-thirds (2/3) of the Directors. In this regard, no voting by proxy will be permitted with regard to the question of whether to approve a proposed new Membership and/or a proposed relocation.

SECTION 5 - TRANSFER OF MEMBERSHIP
          (A) No Membership, or any interest therein, may be sold, assigned, or otherwise transferred in whole or in part directly or indirectly (other than by operation of law in the event of death, divorce, etc.), except in accordance with - and subject to - the provisions of this subsection. In this regard, any attempt to sell, assign, or otherwise transfer any Membership, or any interest therein, that is not in accordance with - and subject to - the provisions of this subsection will automatically be null and void and the Member(s) that are involved, in any way, with the attempted sale, assignment, or other transfer of the Membership must be subject to a fine in the amount of One Hundred Thousand Dollars ($100,000) by the Commissioner.

          (B) Any application for the sale, transfer, or assignment of a Membership, or of any interest therein, which would - or which could be deemed to - transfer the control of such Member, must be made in writing to the Commissioner. Upon receipt of such application, the Commissioner is empowered to require from the applicant - and the applicant will be required to furnish - such information as the Commissioner deems appropriate, including, but not necessarily limited to, the following:

          - the names and addresses of each of the buyers, transferees or assignees thereof;
          - the price to be paid for such sale, transfer or assignment, and the terms of payment, including a description of the security for the unpaid balance, if any;
          -   a banking reference for each buyer, transferee or assignee;
          -   a financial statement for each buyer, transferee or assignee;
          - if the buyer transferee or assignee is a corporation, a copy of the "Articles of Incorporation" and "By-Laws" thereof, a "Certificate of Good Standing" from the Secretary of State in which the corporation was incorporated, together with a copy of the share certificate of each class of stock that is outstanding, the names and addresses of the directors and officers thereof, the names and addresses of the stockholders

                             Page 11 -- Rev. 1/3/95
              therein, the price paid or to be paid and the time of payment for said stock, a copy of any proposed voting trust agreement, and a copy of any voting trust certificates;
          - if the buyer, transferee or assignee is a partnership, association or other entity, a certified copy of the "Partnership Agreement", "Articles of Partnership" or "Organization Agreement" and all other governing documents - and the names and addresses of all of the partners, members or other persons or entities with an ownership interest in the buyer, transferee or assignee;
          - a notarized statement from the buyer, transferee or assignee that, upon the AFL's approval of the proposed sale, assignment or transfer, the buyer, transferee or assignee will subscribe to - and will agree to be bound by - the AFL's "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book" and any other rules and regulations of the AFL as they exist now and as they may be modified in the future; and
          -   copies of any proposed sale, assignment or transfer agreements.

          (C) Each application for the transfer, sale or assignment of a Membership must be accompanied by a certified or cashier's check payable to the AFL in the sum of Five Thousand Dollars ($5,000), which is the amount of the AFL's non-refundable "Transfer Fee" (NOTE: Regardless of whether the application for the transfer, sale or assignment of a Membership is approved or not approved, the AFL will be entitled to keep this "Transfer Fee").

          (D) Upon receipt of an application for the transfer, sale or assignment of a Membership and all of the required information, the Commissioner will conduct such investigation as (s)he deems appropriate. In this regard, the Commissioner will appoint an "Ad Hoc Committee" to assist him/her in any matters relating to proposed sale, transfer or assignment of any membership interests that are greater than five percent (5%). Upon the completion of the investigation, the Commissioner and/or the Ad Hoc Committee will submit the proposed sale, transfer or assignment to the Board for its review and approval/disapproval, together with its recommendations thereon, as well as copies of all of the information in respect thereto that the Commissioner and/or the Ad Hoc Committee deems pertinent.

          (E) All of the proposed sales, transfers or assignments described in ARTICLE V SECTION 5 (B) herein will only become effective if they are approved by the affirmative vote of at least three-fourths (3/4) of the Board at a "Special Meeting" that is duly called for that purpose.

          (F) For every proposed sale, assignment or transfer of any partial interest in any Member, which partial interest does NOT affect the control of such Member, no advance approval of the Board is necessary. However, all such sales, assignments or transfers which involve the transfer of a ten percent (10%) or greater interest in the owning entity - and/or which will result in a single entity owning ten percent (10%) or more of the Member - must be reported in detail, and in writing, to the Commissioner and the Chair of the Executive Committee at least forty-eight (48) hours prior to the effective date of the proposed transfer, sale or assignment (NOTE: This report must include the description of the interest sold, assignment or transferred; the names and addresses of all of the entities that were involved in the sale, assignment or transfer; and the price or any other consideration paid, to be paid, or to be owed to or by any of the entities that are involved with the sale, assignment or transfer.

                     ARTICLE VI: OBLIGATIONS OF MEMBERSHIP

SECTION I - MEMBERSHIP AGREEMENT/MEMBERSHIP CERTIFICATE
     Each Member will execute a copy of the AFL's "Membership Agreement", as that agreement exists now and/or as it may be amended from time-to-time. Thereafter, the Commissioner will issue a "Membership Certificate" to each Member in good standing. (NOTE: This certificate will be non-transferable unless the Membership is forfeited, sold or transferred pursuant to the terms and conditions of these "By-Laws"). At a minimum, this "Membership Certificate" will indicate the entity that owns the membership - and the designated geographic area in which the Member may operate its Team.

SECTION 2 - ASSESSMENTS
     Each Member will pay an equal amount of annual assessments per the "Annual Operating Budget" that is established by the Board at its "Annual Meeting". Thereafter, upon the Commissioner's certification to the Board that the available funds of the AFL are insufficient for the proper operation of the AFL, the Board may, within ten (10) days, levy an additional equal assessment upon all of the Members, which such assessment will be due within ten (10)days.

SECTION 3 - "NO OFFSETS"
     No Member may "offset" any funds that are owed to the AFL by a claim of vested rights with regard to any funds that are supposed to be distributed to AFL Members in the future. In this regard, the Commissioner will treat any such attempted "offsets" as non-payments per ARTICLE VI, SECTION 4 herein.

SECTION 4 - PENALTY OF LATE PAYMENT OF

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

ASSESSMENTS
     Any assessments that are not paid on a timely basis will be subject to a ten percent (10%) penalty for every ten (10) day period that the assessments have not been paid. In addition, if a Member is more than fifteen (15) days late in paying an assessment, the Member will automatically be declared to be "not in good standing" as that term is defined in ARTICLE VI, SECTION 9 herein (NOTE: Penalties for late payment of assessments are NOT eligible to be waived by the Commissioner).

SECTION 5 - OBLIGATIONS OF MEMBERSHIP
     Each Member and all of the parties that are formally affiliated with the Member, including, but not necessarily limited to, the Member's owners, officers, stockholders, directors, partners or any person otherwise owning any interest in the Member, expressly agree to be bound by all of the following obligations:

     - To conduct all of its AFL-related - and/or all of its non-AFL related activities - in a manner that will not result in the AFL being held in disrepute;
     - To abide by any and all decisions of the Commissioner and/or the Board in all matters that are within their respective jurisdictions;
     - To include in any agreement/contract between any Member and any employee, a provision specifying that all of the respective parties agree to be bound by these "By-Laws", by the AFL's "Operation
        Manual", by the AFL's "Rule Book" and/or by any other rules and regulations of the AFL, as they exist and/or as they may be amended, modified or otherwise changed from time-to-time; and
     - To be bound by all of the terms and conditions of the AFL's "License Agreement" with Gridiron Enterprises, Inc., by the AFL's "Articles of Incorporation", by these "By-Laws", by the AFL's "Operations Manual", and/or by any other rules and regulations of the AFL as they may be amended, modified or otherwise changed in the future; all of the contracts binding the AFL, and/or its Members, as may now exist and/or as they may be later entered into in the future (including, but not limited to, all of the licensing, merchandising and/or television agreements); and all of the AFL's obligations and indebtedness as that may now exist and as it may later be incurred, regardless of when the acts or events giving rise to the obligation or indebtedness occurred.
     -  To deliver to the AFL by the due date, an Irrevocable
        Letter-of-Credit in the exact amount and exact wording as determined by the Board of Directors. (Note: the "Irrevocable Letter-of-Credit" required of any one Member must be identical in form, amounts, content, and wording to that which is required of every other
        Member.)

        The AFL may require a new Member to file an "Additional Irrevocable Letter-of-Credit" to secure any balance due on its membership fee.
        This additional "Irrevocable Letter-of-Credit" will not be considered to be in conflict with the previous sentence. Notwithstanding the above-listed requirements, a Member may deposit cash with the AFL in the same amount of the above referenced "Irrevocable Letter-of-Credit" - and/or the above referenced "Additional Irrevocable Letter-of-Credit" - in lieu of the above listed requirements.

SECTION 6 - DESIGNATED HOME ARENA
     Except as provided by this subsection, a Team must play all of its home games in its designated home arena. In this regard, however, the Commissioner may, in his/her discretion, permit a Team to play up to a maximum of one (1) of its designated "home" games in an alternative arena, provided that the alternative arena is not within another Team's "territory".

SECTION 7 - TEAM NAME, LOGO AND UNIFORM COLORS
     The proposed name, nickname, logo and uniform colors of each Team must be approved, in writing, by the Commissioner. In this regard, no Team may change its name, nickname, logo or uniform colors without first obtaining the written approval of the Commissioner.

SECTION 8 - TWO TEAMS IN THE SAME STATE
     Where two (2) or more Teams are located in the same state, neither may use the state's name without first obtaining written permission to so do from the other Team(s) located in said state. However, if a current Team is already using a state name, and another Team later enters the same state, the latter Team is pre-empted from using the state name and the existing Team may continue to use the state name for so long as it wants to do so (NOTE: If the existing Team ceases to use the state name but there continues to be more than one Team in that state, then no Team may utilize the state name).

SECTION 9 - "NOT IN GOOD STANDING"
     A Member will automatically be deemed to be "not in good standing" if it does not pay all of its AFL-related assessments within thirty (30) days of the

                                  Page 13 - Rev. 1/3/95
original "due date" for each such assessment. In addition, a Member may be declared to be "not in good standing" by a majority vote of the Board of Directors for any other action(s) that is/are determined to be "not in the best interest of the AFL".

     Once a Member has been deemed - or declared - to be "not in good standing", it will lose its right to be present at - and/or to vote at - any meetings of the AFL Board of Directors. Moreover, if the reason(s) that led to the deeming/determination of "not in good standing" has/have not been corrected within thirty (30) days, then the Commissioner must call a "Special Meeting" of the AFL Board of Directors in order to determine whether the Member should be suspended and/or terminated (NOTE: See ARTICLE VIII:
"Suspension and/or Termination of Ownership or Membership").

     If the Board of Directors decides not to suspend and/or terminate a Member who has remained "not in good standing" for more than thirty (30) days, the affected Member must execute a UCC-1 FORM in favor of the AFL with regard to any funds that the AFL already owes - and/or any funds that the AFL may owe at some point in the future - to the affected Member (NOTE: If the Member does NOT execute the requisite UCC-1 FORM within two (2) days after it is first preferred to the Member by the Commissioner, then that Member will automatically be deemed to be suspended from the AFL (NOTE: Such a suspension can only be removed if (a) the affected Member removes the underlying cause for the deeming/declaration of the "not in good standing" status; or (b) the Member executes the UCC-1 FORM in favor of the AFL.

ARTICLE VII: WITHDRAWAL OF MEMBERSHIP

SECTION 1 - VOLUNTARY WITHDRAWAL OF MEMBERSHIP
     Any Member may voluntarily withdraw from its membership in the AFL via the following methods:

     - By selling, assigning or otherwise transferring its Membership pursuant to ARTICLE V of these "By-Laws"; or
     - By giving written notice of its withdrawal to the Commissioner and to the other Members of the AFL, provided, however, that such resignation will only be effective if, within thirty (30) days of such notice, the resigning Member will have made a full payment of all of its dues or other debts owing to the AFL and/or to its Members.

SECTION 2 - EFFECTIVE DATE OF WITHDRAWAL
     On the effective date of any withdrawal, the withdrawing Member will hold no further interest in the AFL and its membership will cease and terminate in its entirety.

SECTION 3 - WITHDRAWAL OF MEMBERSHIP TO JOIN ANOTHER PROFESSIONAL LEAGUE If, for the purpose of joining any other indoor professional football league, any Member either withdraws from the AFL without the consent of three-fourths (3/4) of the Directors - or transfers, disposes of or surrenders its Membership in the AFL - then the following results will automatically occur:

     - All right, title and interest in the Membership will immediately become the property of the AFL;
     - All right, title and interest in all of the player contracts that were held by the withdrawing Member - and all right, title and interest in all of the players on that Member's "Reserve List" - may, at the option of the AFL, become the AFL's property; and
     - Upon the vote of two-thirds (2/3) of all the remaining Directors, the Member must pay to the AFL, the amount of Five Hundred Thousand-Dollars ($500,000) or the current price of an AFL expansion team, whichever is greater, as "liquidated damages".

ARTICLE VIII: SUSPENSION AND/OR TERMINATION OF OWNERSHIP OR MEMBERSHIP

SECTION 1 - GENERAL
     The membership of a Member or the interest of any ownership entity (i.e., any owner, officer, stockholder, partner or anyone holding any interest therein) may be SUSPENDED via a vote of two-thirds (2/3) of the Board - or terminated via a vote of three-fourths (3/4) of the Board, if the Member or ownership entity will do or suffer the following:

     (A) Intentionally, willfully or repeatedly violates any of the provisions of these "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book" and/or any other rules and regulations of the AFL as they may be amended or modified in the future;

     (B) Fails to pay any dues, fines, assessments or other indebtedness owning to the AFL within ten (10) days after receiving written notice from the Commissioner that the Member owes such dues, fines or assessments to the AFL;

     (C) Willfully fails - and/or refuses to fulfill - its contractual obligations including, but not limited to, those to the AFL, to the AFL's Members, or to its players in such a way as to affect the AFL or its Members adversely;

     (D) Wagers or countenances wagering by its officers or employees on any game in which an AFL team participates;

     (E)  Intentionally or willfully permits open

                                  Page 14 - Rev. 1/3/95
betting or pool selling upon any premises that are owned, leased and/or otherwise controlled by the Member, if such betting or pool selling is unlawful within the Member's jurisdiction;

     (F) Offers, agrees, conspires or attempts to lose or control the score of any game involving a Member of the AFL, or fails to suspend immediately any officer, player or other employee of the Member who, in a court of law or in any hearing sanctioned by these "By-Laws", has been found to have offered, agreed, conspired or attempted to lose or control the score of any such game or of being interested in any pool or wager on any game in which a Member of the AFL participates;

     (G) States, in writing, its intent to disband or, in fact, disbands its Membership during the AFL season, or dissolves its business organization or ceases its operation;

     (H) Willfully fails to appear at the time and place it is scheduled to play any AFL Pre-Season, Regular Season or Playoff Game;

     (I) Willfully misrepresents any material fact contained in its application for Membership in the AFL; and/or

     (J) Willfully engages in conduct that is deemed -- by a two-thirds (2/3) majority of the AFL's Board of Directors -- to be detrimental to the AFL, its Members, its employees or to Arena Football.

     (K) Fails to file an "Irrevocable Letter-of-Credit" in the exact wording and amount as determined by the AFL Board of Directors within five
(5) business days after written notice from the Commissioner of non-receipt of the "Irrevocable Letter-of-Credit."

     (L) Fails to file an "Additional Irrevocable Letter-of-Credit within five (5) business days after written notice from the Commissioner that demand has been made, in whole or in part, on the Member's "Irrevocable Letter-of-Credit". Such "Additional Irrevocable Letter-of-Credit" must be in an amount identical to the amount demanded by the Board from the original "Irrevocable Letter-of-Credit."

SECTION 2 - AUTOMATIC TERMINATION
     A Member will be automatically terminated from the AFL when it:

     (A) Is adjudicated to be a bankrupt or makes an assignment for the benefit of creditors -- and/or a receiver or a trustee is appointed for all or a substantial part of the property and/or assets of the Member in any proceedings; or

     (B) Fails -- for more than sixty (60) days -- to pay its AFL assessments and/or fees in accordance with deadlines that are established by the Board of Directors for such payments.

SECTION 3 - PROCEDURE FOR SUSPENSION AND/OR TERMINATION
     The membership of an entity -- and/or the interest of any "related party" (e.g., owner, officer, stockholder, partner, or anyone holding any interest therein) -- may be suspended and/or terminated upon the occurrence of any of the events that are described in ARTICLE VIII, SECTION 1 herein via the following procedures:

     (A) Any Member of the AFL or the Commissioner may prefer "charges" against any Member and/or "related party" that has violated one (1) or more of the provisions of ARTICLE VIII, SECTION 1 herein. In this regard, those "charges" must be made in writing -- and they must be filed with the Commissioner, who will, no later than three (3) days after the receipt of same, will send a copy thereof via registered, certified or overnight mail to the Member and/or "related party" against whom such "charges" have been made.

     (B) The Member and/or "related party" so charged must, within three (3) business days after receipt of a copy of the "charges", file with the Commissioner its written answer thereto. In this regard, the failure to file an answer within the prescribed time period will automatically be deemed to be an admission that all of the charges are true. Within two (2) business days after the expiration of the time period within which the answer is due, the Commissioner will send a copy of the "charges" and a copy of the answer, if any, to each Director -- and will schedule a "Special Meeting" of the Directors to hear the charges (NOTE: This "Special Meeting" will be held within five (5) days after the Commissioner's transmittal of a copy of the "charges" and a copy of the answer, if any, to the Directors.

     (C) The above-referenced "Special Meeting"/hearing will be presided over by the Chair of the Executive Committee unless (s)he is directly associated with the complaining Member or with the Member "related party" that has been charged (NOTE: Any Member that has preferred "charges" which are related to the matter(s) at issue will be deemed to be directly associated with the complaining Member). If the Chair of the Executive Committee is directly associated with the complaining Member or the Member or "related party" that is being charged, then the Executive Committee will select one of its other members to preside over the "Special Meeting"/hearing.

     (D) At the "Special Meeting"/hearing, the Member or "related party" that has been charged will have the right to appear with counsel. In this regard, however, strict rules of evidence will not apply -- and any relevant evidence that is submitted to the Board at the "Special Meeting"/hearing may be received and considered.

     (E) After duly reviewing all of the presented evidence, the Board -- except for the complaining Member and the Member or "related party" that has

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

been charged -- will vote to sustain the charges in whole or in part and/or to suspend or terminate the Member or "related party". In this regard, a majority vote will be necessary to sustain the charge; or a vote of two-thirds (2/3) will be necessary in order to suspend the Member or "related party"; and a vote of three-fourths (3/4) will be necessary in order to terminate the Member or "related party".

     (F) If the "charges" are sustained, either in whole or in part, the Board will establish an appropriate penalty for the Member or "related party" that was the subject of the "Special Meeting"/hearing. If, however, the Board has voted to suspend or terminate the Member or "related party" that was the subject of the "Special Meeting"/hearing, then that Member's membership in the AFL -- or the "related party's" interest in the affected Member -- will automatically be suspended or terminated unless the provisions of ARTICLE VIII, SECTION 4 herein are invoked.

SECTION 4 - MODIFICATION OF PENALTY
     If the Board has voted to suspend or terminate a Member or "related party", it may -- by a vote of two-thirds (2/3) with regard to a suspension or by a vote of three-fourths (3/4) with regard to a termination -- waive the suspension or termination and instead direct the Member or "related party" to pay a stated fine in a stipulated manner and by a stipulated date, which fine may be required to be paid, in whole or in part, to any other Member(s) as compensation to such Member(s) for any damages sustained by it/them as the result of the offending Member's act(s) or act(s) of omission or commission and/or as the result of the related party's act(s) or act(s) of omission or commission.

SECTION 5 - CONSEQUENCES OF SUSPENSION
     When a Member is suspended from the AFL, such Member will, for the duration of the suspension, forfeit all of its rights and privileges as a Member of the AFL, including, but not necessarily limited to, the right to vote and/or to participate in meetings of the Board (NOTE: Such a forfeiture will remain in full force and effect throughout the duration of the suspension). No such suspension, however, will in any way negate or reduce the Member's obligations to the AFL and/or to its Members.

     If a suspended Member has any outstanding financial obligation to the AFL and that suspended Member subsequently becomes eligible to receive a portion of any proceeds that are being distributed by the AFL, then the AFL must apply the amount due to the suspended Member as an "offset" to the amount owed to the AFL by the suspended Member. In this regard, a suspended Member can only receive a share of any funds being distributed by the AFL, if all of its financial obligations to the AFL have been satisfied via the "offset" or via the payment of its outstanding debt.

                            ARTICLE IX: COMPETITION

SECTION 1 - GENERAL
     (A) The Board will adopt rules of competition for the AFL which will be compiled into the AFL's "Rule Book". In addition, the Board will also determine the name and number of playing divisions of the AFL; the number of players to be permitted on the roster of each AFL Team; and the number of regular season games to be played by each AFL team.

     (B) If the Board does not set the name and number of playing divisions, the number of players to be permitted on each AFL Team roster and/or the number of regular season games to be played by each AFL Team for a particular season within three (3) months after the end of a season, then these will be the same for the next season.

SECTION 2 - THE SCHEDULE
     The Commissioner will oversee the preparation of the schedule of regular season games under the following terms and conditions:

     - Per ARTICLE IV, SECTION 14, the Board will determine the number of games to be played by each Team -- and every Team must be scheduled for the same number of regular season games (NOTE: One-half (1/2) of each Team's games will be scheduled as "home" games -- and the other half will be scheduled as "away" games).
     - Per ARTICLE IV, SECTION 14, the Board will determine the number of games that each Team will play in its respective division, including the number of times each Team will play each divisional opponent;
     - Unless otherwise amended by a two-thirds (2/3) majority vote of the Board of Directors, the schedule will specify that all of the AFL's regular season games will take place during the period from May 1st through August 31st;
     - Per ARTICLE IV, SECTION 14, any team's refusal or financial inability to play a scheduled game will render the offending Member subject to a fine of Two Hundred Fifty Thousand Dollars ($250,000), forfeiture of the game, and suspension and/or termination as specified in
        ARTICLE VIII, SECTION 1 herein; and
     - If, after the schedule has been adopted, and before the regular season has ended, a Member has been suspended or terminated -- or it has withdrawn or otherwise ceased to operate -- then the Commissioner will amend the schedule as (s)he deems appropriate. In this regard, the amended schedule will become effective immediately unless within twenty-four (24) hours after it has

                                  Page 16 - Rev. 1/3/95
        been established by the Commissioner and distributed to the Board, a two-thirds (2/3) majority of the Board votes to disapprove the amended schedule (NOTE: If the amended schedule is disapproved, the Commissioner will proceed to establish another amended schedule - and this latter schedule will automatically become effective without being subject to any further review of the Board).

SECTION 3 - DISTRIBUTION OF GAME RECEIPTS
     The distribution, if any, of game receipts between the visiting Team and the home Team will be determined by a two-thirds (2/3) vote of all the Directors at each "Annual Meeting". If such a determination is not made, then the distribution plan for home games' gate receipts, if any, that was in effect during the previous season will continue in full force and effect for the next season.

SECTION 4 - SCOREKEEPER, OFFICIAL TIMERS, STATISTICAL SUMMARIES
     The home Team will provide an official scorekeeper, official timers, and an official statistical summary sheet for the visiting Team (NOTE:
Notwithstanding the above, the Director of Football Operations may, at his discretion, select personnel for the official clocks, scorebooks and scoreboards when (s)he determines that this would likely improve the fairness and quality of game operations).

SECTION 5 - PLAYER'S BENCH AREA
     The players' bench will be exclusively reserved for three coaches, the players, a Team trainer, a Team physician, and ball boys and water boys.

SECTION 6 - POLICE PROTECTION
     Each home Team will provide sufficient police protection before, during and after each game to a visiting Team, home Team and other AFL personnel. In this regard, a home Team that fails to provide such police protection will be subject to a fine, at the discretion of the Commissioner, in an amount not to exceed Ten Thousand Dollars ($10,000).

SECTION 7 - PRE-GAME TIME/MEMBER RESPONSIBILITIES
     Each Team will be ready to play at least thirty (30) minutes before a game's scheduled starting time (NOTE: The visiting Team may ask for at least fifteen (15) minutes of practice before the scheduled starting time of the game. The Referee will determine whether to start an AFL game and only the Referee may suspend it.

SECTION 8 - PLAYOFF FORMAT
     On or before March 31st of each year, the Board, by majority vote, will determine the playoff format for the upcoming season (NOTE: This will include, among other things, the number of Teams to be eligible for the playoffs, the "seeding" methodology and the number of games per round). In this regard, the AFL's playoff format will continue unaltered from season to season unless it is changed before by March 31st of each year by a majority of the Board. After March 31st of each year, a two-thirds (2/3) vote of the Board will be needed in order to make any changes to the established playoff format for that season.

SECTION 9 - TIME/DATE OF PLAYOFF GAMES
     The Commissioner will set the date and time for all playoff games - and, in this regard, (s)he will ensure that the schedule of playoff games is consistent with the AFL's obligations under any national television or radio contract. The refusal of any Team to play a scheduled playoff game will result in the forfeiture of that game to the non-offending party - and will, at the discretion of the Commissioner, subject the offending Team to a fine not to exceed the amount that is stipulated in ARTICLE VIII herein.

SECTION 10 - CHAMPIONSHIP GAME
     At the conclusion of the playoff games, the AFL will conduct a championship game between the two (2) Teams that have not lost any playoff games. In this regard, that championship game will be held at the venue of the Team that was higher seeded at the start of the playoffs unless the Board has established, prior to March 31st of each year, another site - or another methodology for selecting the site - for the championship game.

SECTION 11 - DISTRIBUTION OF REVENUES FOR PLAYOFF GAMES & THE CHAMPIONSHIP GAME On or before March 31st of each year, the Board will establish the amount that will be paid to each visiting Team by each respective home Team with regard to the AFL's playoff games and the AFL's championship game. If the Board does not establish those amounts by the above-stated deadline, then the Board will be deemed to have adopted the same amounts that had been established for the prior season.

SECTION 12 - POSTPONEMENT OF GAME IN CASE OF AN ACT OF GOD
     In the case of an Act of God which would prevent a game from being played and/or which would cause a game to be delayed by more than three (3) hours, the Commissioner may postpone any game (NOTE: Should a game be postponed, the Commissioner will also establish a new date and time for the game to be played). In addition, the Commissioner may, at his/her discretion, reimburse the visiting Team for any extra expenses that it incurs as a result of the postponement (NOTE: All such reimbursements will be paid for out of the AFL's funds and, if necessary, the Commissioner will issue a "special assessment" to all of the AFL's Members in order to replenish any funds that are expended via this Section).

ARTICLE X: GENERAL VIOLATIONS,

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PROHIBITIONS FINES AND PENALTIES

SECTION 1 - VIOLATIONS
     It will be a violation of these "By-Laws" - and it will be considered to be conduct that is detrimental to the AFL - for any Director, Member (or "related party"), any official and/or referee:

     (A) To directly or indirectly own stock, or have any financial interest, directly or indirectly, in any other Member; provided, however, that if any Director, Member (or "related party") "related party" has established a direct or indirect ownership of stock or has any financial interest, directly or indirectly, in any other Member prior to September 30, 1994, then they shall have until September 30, 1997 to fully divest that ownership interest.

     (B) To loan money to - and/or become a surety or guarantor for - any AFL referee;

     (C) To tamper with - and/or to otherwise interfere with - a player who is on the roster or the reserve list of another Team for any purpose whatsoever;

     (D) To tamper with - and/or to otherwise interfere with - any collegiate players who are not eligible to play in the AFL;

     (E) To enter an official's dressing room unless (s)he has been authorized to do so, in advance and in writing, by the Commissioner;

     (F) To publicize - and/or take part in the publication of - any mythical All-AFL or All-Opponents Team, except those which have been expressly authorized by the Commissioner and which have been selected according to procedures that have been established by the Commissioner;

     (G) To issue any free tickets to a visiting player or coach, other than those that are permitted under the AFL's policy for complimentary tickets;

     (H) To pay the fine for any other person that is penalized by the Commissioner - and/or by the Board - pursuant to these "By-Laws";

     (I) To publicly make - and/or publicly concur with - any statement that is not in the best interest of the AFL (NOTE: Any complaints directed at the AFL by any person covered by these "By-Laws" must be made to the Commissioner, in writing, and they may not be given any publicity, either directly or indirectly);

     (J) To publicly comment on any disciplinary actions that are taken by the Commissioner (NOTE: The Commissioner may make a public statement regarding such disciplinary actions when (s)he believes it is in the best interest of the AFL to do so);

     (K) To tamper - and/or otherwise interfere with - another Member's officers, employees or staff for any purpose whatsoever; and/or

     (L) To engage in any action that is inconsistent with either the letter or spirit of the AFL's performer's contract.

SECTION 2 - FINES AND PENALTIES
     Unless otherwise provided by these "By-Laws", the Commissioner will conduct an investigation of any charges that a Member (or "related party") and/or a player, coach or referee has violated these "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book", and/or any other rules and other regulations of the AFL - and/or that a Member (or "related party") and/or a player, coach or referee has engaged in conduct that is detrimental to the best interest of the AFL. If the Commissioner determines that such a violation has occurred, (s)he may do any of the following:

     - Levy a fine, not to exceed Ten Thousand Dollars ($10,000), against any Member (or "related party") or player, coach or referee for the violation of any provision of these "By-Laws", the AFL's "Operations Manual", AFL's "Rule Book", and/or any other rules and regulations of the AFL, or for any action that is detrimental to the best interest of the AFL;
     - Levy a fine, not to exceed One Hundred Thousand Dollars ($100,000), against any Member (or "related party"), or any player, coach or referee for refusing or failing to adequately cooperate or produce materials in any investigation that is being undertaken by the Commissioner and/or the Board;
     - Cancel or suspend the contract of any player, coach or referee who has violated the provisions of these "By-Laws", the AFL's "Operations Manual", the AFL's "Rule Book", and/or any other rules and regulations of the AFL or for any action that is detrimental to the best interest of the AFL;
     - Levy a fine not to exceed Ten Thousand Dollars ($10,000) against any Member (or "related party") and/or against any player, coach or referee that, in the Commissioner's discretion, gives, makes, issues, authorizes, or endorses any statement having - and/or designed to have - a prejudicial or detrimental effect on the AFL or a Member;
     - Levy a fine not to exceed Ten Thousand Dollars ($10,000) - and/or revoke any draft pick or picks in any

                                  Page 18 - Rev. 1/3/95

              AFL draft of players - against any Member (or "related party") that tampers with a player who is on the roster or the reserve list of another Member.
         - Levy a fine not to exceed One Hundred Thousand Dollars ($100,000) against any Member (or "related party") whose Team fails to appear for a schedule game; whose Team fails to start or complete any pre-season game, any regular season game, any playoff game and/or any championship game, including any overtime period thereof; or whose Team fails to start and finish a playing season due to the Member's withdrawal of membership in the AFL (NOTE: Any Director may petition the Board to direct the Commissioner to impose - and/or to increase - such a fine);
         - Levy a fine not to exceed Five Thousand Dollars ($5,000) against any Member that is not properly represented at any Board meeting;
         - Levy a fine not to exceed Five Thousand Dollars ($5,000) against any Member (or "related party") which announces - or causes to be announced - that it has protested or will protest the game and which fails to actually file such a protest;
         - Levy a fine not to exceed Five Thousand Dollars ($5,000) against any home Team that fails to send to the AFL's Director of Football Operations official game statistics for any regular season game, any playoff and/or championship game, within twenty-four (24) hours after the completion of such game;
         - Levy a fine not to exceed Five Thousand Dollars ($5,000) per day per player against any Member that has extra players on its roster in excess of the roster limits that are provided in these "By-Laws", in the AFL's "Operations Manual", in the AFL's
              "Rule Book", and/or in any other rules and regulations of the AFL;
         - Levy a fine in the amount of Five Thousand Dollars ($5,000) for each "time change", One Thousand Dollars ($1,000) for each "arena change", and Ten Thousand Dollars ($10,000) for each "date change" if a Member causes such a change to be made after the official
              AFL schedule has been released; and/or
         - Levy a fine not to exceed Ten Thousand Dollars ($10,000) for any action which is inconsistent with either the letter - and/or the spirit - of the AFL's "Standard Player's Contract".

SECTION 3 - PAYMENT OF FINES
          (A) The Commissioner will notify the Member (or "related party") that (s)he has fined, within forty-eight (48) hours of his/her decision to impose same. In this regard, all such fines must be paid, in full, within ten (10) days of their imposition - and a ten percent (10%) penalty will be imposed with regard to any fines that are not paid by that deadline (NOTE: An additional penalty of one percent (1%) of the fine per day will be imposed if the fine is NOT paid within twenty (20) days of its imposition). Moreover, if a Member fails to pay a fine within thirty (30) days of its imposition, the Commissioner will declare the affected Member to be "not in good standing" per ARTICLE VI SECTION 9 herein.

          (B) Unless otherwise provided by these "By-Laws", all moneys that are collected as fines will be deposited in the AFL treasury.

          (C) The Commissioner may unilaterally revoke or modify any fine - and/or suspend or modify any disciplinary action - that is imposed by him/her in conjunction with these "By-Laws".

          (D) Upon petition by the affected Member - and after approval by the Board - any fine, or a portion thereof, may be distributed to any Member that was economically disadvantaged by the conduct which resulted in the fine.

SECTION 4 - FAILURE TO REPORT ATTEMPT TO FIX OUTCOME OF A GAME
         (A) If a Member (or "related party"), any player, coach or referee has knowledge of any offer, directly or indirectly, by insinuation or implication, to control, to fix and/or to influence any AFL game in any manner whatsoever, and that party fails to report same immediately to the Commissioner, then the Commissioner is authorized, after appropriate notice and hearing, to suspend the person for a specified period of time; to suspend the person indefinitely; to suspend and bar the person from the AFL for life; to cancel and terminate the employment contract of any affected parties; to order the sale, within sixty (60) days, of the stock - and/or any ownership interest whatsoever in any Member that is owned by the affected party; and/or to levy a fine not to exceed One Hundred Fifty Thousand Dollars ($150,000) against the affected party.

         (B) Any Member (or "related party"), any player, any coach any/or any referee who makes any offer covered by SECTION 4(A) herein will be banned from participating in any capacity in the AFL for life.

         (C) A player must immediately report his/her knowledge of any infraction specified in SECTION 4(A)

                                  Page 19 - Rev. 1/3/95
herein to the Head Coach or General Manager of his Team - and that latter party must immediately notify the AFL's Director of Football Operations of same. Similarly, and Member (or "related party"), any coach and/or any referee must immediately report any knowledge of any infraction specified in
SECTION 4(A) herein directly to the Commissioner.

SECTION 5 - VIOLATIONS NOT OTHERWISE COVERED
     The Commissioner will, wherever there is a rule for which no penalty has been specifically fixed for violation thereof, have the authority to fix such penalty as in his/her judgment will be in the best interest of the AFL. Similarly, whenever a situation arises which is not covered in the "By-Laws", in the AFL's "Operations Manual" and/or in the AFL's "Rule Book", the Commissioner will have the authority to make such decisions, as in his/her judgment, will be in the best interest of the AFL. Notwithstanding the above, no monetary penalty fixed under this provision can exceed Fifty Thousand Dollars ($50,000).

ARTICLE XI:  BROADCASTING AND TELEVISION

SECTION 1 - MANDATORY TELEVISION CONTRACT TERMS
     All contracts that are entered into by any Member (or "related party") of the AFL for the broadcasting of any of its games on radio and/or television must contain provisions which:

          - Reserve to the AFL and/or to the Member the copyright in all such broadcasts; and
          - Specify that such a contract is subject to - and superseded by - these "By-Laws" and/or any other rules and regulations of the AFL as they presently exist and as they may be amended from time-to-time; the terms of any existing or future regional, national and network broadcasting contracts that are entered into by the AFL for the broadcasting of Arena Football games; and the approval of the Commissioner, with whom all contracts will be filed within ten (10) days of their execution, and who may disapprove such contracts only on the ground that they fail to comply with the requirements of this ARTICLE XI.

SECTION 2 - REGIONAL, NATIONAL, AND NETWORK RADIO AND TELEVISION BROADCASTS
     All regional, national and/or network radio and television broadcasts of pre-season, regular season, All-Star and/or playoff games will be negotiated and contracted for by the AFL or its designated agent (NOTE: Any income that is derived from these contracts will be paid to the AFL treasury - and this income will be distributed equally to the Members and Gridiron Enterprises, Inc. in amounts and at such times as the Board may decide).

SECTION 3 - RIGHT OF PRE-EMPTION
     A Member may contract for the television or radio broadcast of its home or away games, provided that such contracts reserve the right of pre-emption as that right may exist in the AFL's regional, national or network contracts (NOTE: Any income that is derived by any Member from its local radio and/or television broadcasting contracts will belong entirely to said Member).

SECTION 4 - VISITING TEAM'S RIGHT TO TELECAST
     Subject to ARTICLE XI, SECTION 1 each Member will grant the visiting Team the right to do radio and/or television broadcasts with regard to any game played between them, subject to the pre-emption right, if any, that is set forth in the AFL's regional, national or network contracts and subject to any reasonable origination fee that may be charged by the home Team's arena.

SECTION 5 - HOME TEAM'S "PROTECTED TELEVISION RADIUS"
     No Member visiting another Member may have a game broadcast within thirty-five (35) miles of the home Team. In this regard, any broadcast by the visiting Team that will penetrate the thirty-five (35) mile radius will only be permitted after the visiting Team has received written permission from the home Team.

SECTION 6 - NATIONAL BROADCAST OF AFL GAMES
      No Member may interfere with - and/or prohibit - the broadcast of national games from their facility. In this regard, any Member who attempts any such interference and/or prohibition will be fined and/or suspended by the Commissioner.

ARTICLE XII:  MERCHANDISING, LICENSING, AND TRADEMARKS

SECTION 1 - LICENSED MERCHANDISE
     All merchandise which carries, or has affixed to it or imprinted on it, the name of the AFL and/or the name of any of its Teams, or the Gridiron logos, trademarks or tradenames and which is sold by concessionaires; team shops; retail establishments; and/or all other persons, firms or entities, must be purchased solely from manufacturers that are licensed under the AFL's "Licensed Merchandise Program".

SECTION 2 - OWNERSHIP OF LOGOS AND TRADEMARKS
     All of the names, logos and trademarks of the AFL's Member teams are owned by Gridiron Enterprises, Inc. In this regard, new AFL Members may apply for registration of their trademarks in their own name, provided that they convey those registrations or applications to Gridiron Enterprises, Inc. and/or to the entity, if any, that has been

                                  Page 20 - Rev. 1/3/95
established to control the AFL's "Licensed Merchandise Program" (NOTE: All of the AFL's Members and Gridiron Enterprises, Inc. will convey all of their rights in the above-referenced team names, trademarks and logos when the AFL establishes a licensed property entity as required under the "License Agreement" with Gridiron Enterprises, Inc.). AFLI, Members and Gridiron will have the right to use all Team, League and Gridiron marks for publicity purposes only (i.e., NOT merchandise).

SECTION 3 - LICENSING & PROPERTIES COMMITTEE
     The AFL's Licensing and Properties Committee will establish guidelines and coordinate merchandise activities and work toward the goal of establishing a properties and licensing company as contemplated by the "License Agreement" between AFLI and Gridiron. Team members will comply with the guidelines and assist AFLI in accomplishing the goals of the Licensed Merchandise Program.

SECTION 4 - SUBMISSION OF LOGOS, MARKS AND DESIGNS
     Members shall submit any proposed logo, name, design and/or trademark and a description of the goods on which the marks are to be used to the "Quality Review Committee", who, in turn, will approve/disapprove the request within five (5) days of receipt. Requests can be made by fax unless otherwise required by the Committee.

SECTION 5 - ASSIGNMENT OF RIGHT TO GRANT LICENSES
     AFLI, with Gridiron's advice and consent, will issue all licenses under the AFL's "Licensed Merchandise Program".

SECTION 6 - LABELING OF ALL MERCHANDISE
     All licensed manufacturers must utilize the following "Official Licensed Product" label or such other "Official Licensed Product" label as AFLI may from time-to-time develop and direct.

SECTION 7 - RECORDING OF SALES
     All Members must keep written records and report all sales with the following conditions:

     (A) Game-by-game sales activity, with figures relative to attendance, gross revenues and per capital numbers;

     (B)  Retail distribution and gross sales activity; and

     (C) Reports must be submitted to the Quality Review Committee on a monthly basis. In this regard, these figures will be audited at the request of - and at the expense of - the AFL League Office.

ARTICLE XIII: MISCELLANEOUS

SECTION 1. All of the "By-Laws" that were previously adopted by the AFL are hereby repealed.

SECTION 2. In addition to these "By-Laws", the Board may establish such rules and regulations as it deems necessary and proper to implement any and all of the objectives, purposes of these "By-Laws", the AFL's "Operations Manual" and/or the AFL's "Rule Book".

SECTION 3. Any action that the Board can take or adopt which because of its urgent nature can not await the next Board meeting may be taken or adopted via a written document which describes the action and which is signed or facsimile consented to by two-thirds (2/3) of the Directors. Unless otherwise specified, the action will be passed or defeated as if in a normal meeting of the Board.

SECTION 4. Any notice required by any "By-Law" will be deemed to be sufficient if it is given in writing and addressed to the last known address of the addressee and deposited in the United States mail with postage prepaid, or if it is sent via facsimile to the last known facsimile number of the addressee or personally served unless the specific "By-Law" specifically requires a different form of notice.

SECTION 5. If any Article, Section or other portion of these "By-Laws" is determined to be invalid, illegal or unenforceable, such Article, Section or other portion of these "By-Laws" will be severable from the rest of the "By-Laws" - and the validity, legality and enforceability of the remaining provisions of these "By-Laws" will not in any way be affected or impaired.

SECTION 6. In these "By-Laws", the masculine, feminine or neuter gender, and the singular or plural number, will each be deemed to include the others whenever the context so requires.

ARTICLE XIV: AMENDMENTS

SECTION 1. These "By-Laws" and the "AFL Operations Manual" may be amended at any Board Meeting by:

     (A) A three-fourths (3/4) vote if notice of the proposed amendment is submitted in writing by any Team or the Commissioner to every Director at least fourteen (14) days before the meeting; or

     (B)  By a unanimous vote, if the notice provision of ARTICLE XIV,
SECTION 1(A) herein is not satisfied.


                                Page 21 - Rev. 1/3/95